UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

Amendment No. 4 to Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INFRABLUE (US) INC.
(Name of small business issuer in its charter)

NEVADA	3577	Not Applicable
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

Suite 5.15, 130 Shaftesbury Avenue
London, England W1D 5EU
Tel: +44(0)20 7031 1189
Fax: +44(0)20 7031 1199
(Address and telephone number of principal executive offices)

Mr. Mitchell Johnson, President
Suite 5.15, 130 Shaftesbury Avenue
London, England W1D 5EU
Tel: +44(0)20 7031 1189
Fax: +44(0)20 7031 1199
(Name, address and telephone number of agent for service)

with a copy to:
Michael H. Taylor, Esq.
Lang Michener LLP
1500 Royal Centre, 1055 West Georgia Street
Vancouver, British Columbia V6E 4N7
Tel: 604-689-9111

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.
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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [  ]
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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]
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CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1),(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Shares of Common Stock, par Value $0.001 per share	9,990,800 shares	$0.25 per share	$2,497,700	$267.25

(1) Consists of common stock to be offered by selling stockholders.
(2) In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(3) The proposed maximum offering price per share reflects the price at which the most recent unregistered sale of shares of the Registrant’s common stock was effected. The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED <>, 2006

PROSPECTUS

INFRABLUE (US) INC.

a Nevada Corporation

9,990,800 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 9,990,800 shares of common stock of InfraBlue (US) Inc. that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Accordingly, we have fixed the benchmark offering price by reference to our most recent private offering of our common stock, which was effected at $0.25 per share. The selling stockholders will sell their common stock at the price of $0.25 per share until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

We will not receive any proceeds from this offering.

The purchase of the securities offered through this Prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 4 through 10 before buying any of our shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We do not presently plan to register or qualify the sale of the shares of common stock to which this prospectus relates pursuant to the securities laws of any state of the United States. Accordingly, sales may not be completed in those states whose securities laws require registration or qualification and an exemption from such registration or qualification requirements is not available. We will however, if requested by a selling shareholder, register sales of shares in those states which permit registration by coordination which would involve the filing a copy of this prospectus with the applicable state securities administrator together with such other information as may be required by the state securities administrator. We will advise each of the selling shareholders when registration by coordination is effective with a state securities authority.

The date of this prospectus is: <>, 2006

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PAGE

SUMMARY	1
Consolidated Balance Sheets	3
Consolidated Statements of Operations	4

RISK FACTORS	4
RISKS RELATING TO OUR BUSINESS AND FINANCIAL CONDITION	4
We have a limited operating history, and our ability to commercially exploit the InfraBlue Technology is untested. Accordingly, we may never achieve profitability.	4
We have a history of losses and negative cash flows, which are likely to continue unless our products gain sufficient market acceptance to generate a commercially viable level of sales.	5
The report of our independent auditors on our consolidated financial statements includes an explanatory paragraph regarding concerns about our ability to continue as a going concern	5
There is a high risk of our business failing because we are a start up company	5
If we are unable to achieve commercial acceptance of our IRMA wireless devices, then we will not achieve significant revenues and we will not achieve profitability	5
Our business will suffer significant harm if we are unsuccessful in establishing significant sales of our current product.	6
Our marketing efforts with OEMs and distributors may not be successful and we may not be able to achieve the sales necessary to become profitable.	6
If we do not obtain the additional financing that we require in order to execute our plan of operation, then our business will fail and you will lose your investment in our company.	6
If our costs of operation are greater than we anticipate, then our financing requirements will increase and we will require greater additional financing than we anticipate.	6
We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.	6
Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.	7
Our IRMA digital presentation devices and related software may become redundant and no market for our products may develop	7
We contract out our research and development activities and there can be no assurance that they will be available to us on a continued or timely basis	7
We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly	8
If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.	8
Our business could be harmed if we lose the services of our sole director and officer.	8
Our industry is highly regulated and changes in government regulation could result in our inability to commercialize our product in some or all of our target territories and could increase the costs to us of marketing and selling our products	8
Some of our assets and our sole director and officer are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole director and officer.	9
RISKS RELATING TO OUR COMMON STOCK	9
We have not paid any dividends, and do not foresee paying dividends in the future.	9
There is no active trading market for our common stock, and if a market for our common stock does not develop, our investors will be unable to sell their shares.	9

Our stock price may decline significantly upon the occurrence of events that are risks to our business and our plan of operations.	9
Our common stock will be subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.	10
As we do not presently plan to register or qualify the sale of the shares of common stock to which this prospectus relates pursuant to the securities laws of any state of the United States, the selling shareholders may not be able to sell shares in those states that require registration or qualification unless an exemption from such registration or qualification requirements is available or we register such sales by coordination with the applicable state securities administrator.	10

FORWARD-LOOKING STATEMENTS	11

USE OF PROCEEDS	11

DETERMINATION OF OFFERING PRICE	11

DILUTION	12

SELLING STOCKHOLDERS	12

PLAN OF DISTRIBUTION	16
Timing of Sales	16
No Known Agreements to Resell the Shares	16
Offering Price	16
Manner of Sale	16
Sales Pursuant to Rule 144	17
Regulation M	17
Penny Stock Rules	18
State Securities Laws	18
Expenses of Registration	18

LEGAL PROCEEDINGS	19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	19
Term of Office	19
Significant Employees	19
Committees of the Board Of Directors	19
Family Relationships	20
Involvement in Certain Legal Proceedings	20
Promoters	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
Changes in Control	21

DESCRIPTION OF SECURITIES	21
General	21
Common Stock	21
Preferred Stock	22
Dividend Policy	23
Warrants	23
Options	23
Convertible Securities	23

v

SUMMARY

The following summary provides an overview of the key aspects of the offering. This summary does not include all of the detailed information in the prospectus. You should read the entire prospectus before making an investment decision to purchase our common stock. All dollar amounts refer to US dollars unless otherwise indicated.

Our Business

We are engaged in the business of commercializing proprietary technology that we refer to as the InfraBlue Technology. The InfraBlue Technology is comprised of a suite of software programs and a computer peripheral device known as the IRMA device. IRMA stands for “intelligent remote mobile accessory”. The development of this technology has been completed and we are presently marketing the IRMA device with the objective of achieving commercial levels of sales. We operate a website which can be accessed through the Internet at www.InfraBlue.co.uk. While we have commenced initial sales of the IRMA device, we have not achieved significant sales of our product to date. A total of 65 IRMA devices were sold between August 1, 2005 and November 30, 2005. We have recorded revenues of £13,222 (unaudited, $23,493 based on an average exchange rate of $1.7786: £1.0000 from August 1, 2005 to November 30, 2005) during this period that are attributable to sales of the 65 IRMA devices.

Our IRMA devices are small hand-held digital presentation devices that enable users to make PowerPoint presentations wirelessly, directly from the user’s personal digital assistant (“PDA”) or mobile “smartphone”, without the use of a laptop or desk-top computer. Each IRMA device is sold with our proprietary InfraBlue software that enables the conversion and compression of Microsoft PowerPoint slides to Windows graphical formats and transfers them to the user’s handheld PDA or smartphone. The PDA or smartphone then connects wirelessly with the IRMA device, which is linked to a data projector by a regular VGA (video graphics array) cable. The wireless communication is completed using either the Bluetooth protocol or infrared technology. The primary target market for our IRMA device is the mobile professional who could benefit from highly portable presentation materials, without the need to carry a laptop computer.

We were incorporated on April 5, 2005 under the laws of the State of Nevada as Tomi Holdings Inc. We acquired InfraBlue Ltd. (“InfraBlue UK”) on August 31, 2005 for consideration consisting of 12,000,000 shares of our common stock. These shares were issued to the former shareholders of InfraBlue UK in exchange for their shares of InfraBlue UK as follows:

  Mr. Mitchell Johnson, our sole officer and director, was issued 1,416,867 shares;
  PublicLock Inc., one of our major shareholders, was issued 10,004,820 shares , and
  Outlander Management, one of our promoters, was issued 578,313 shares.

InfraBlue UK is a company incorporated under the laws of the United Kingdom on February 18, 2004. InfraBlue UK has been engaged in start-up operations relating to the initial commercialization of the IRMA device since its incorporation. We changed our name to “InfraBlue (US) Inc.” on October 20, 2005 to reflect our acquisition of InfraBlue UK. We are presently engaged in efforts to commercialize the IRMA products and technology through our subsidiary InfraBlue UK.

InfraBlue UK originally acquired a license to commercially exploit the InfraBlue Technology pursuant to an agency agreement dated March 30, 2004. We subsequently acquired the InfraBlue Technology from PublicLock Inc. (“PublicLock”) in November 2005 for consideration consisting of 10,000,000 shares of our common stock. The agency agreement pursuant to which InfraBlue UK originally held its rights to commercially exploit the IRMA device was terminated concurrently with our acquisition of the InfraBlue Technology.

Our plan of operation is to exploit the InfraBlue Technology in its current form and to develop a market for the IRMA devices and the related InfraBlue software. We anticipate carrying out ongoing product development in order to maintain the compatibility of our IRMA devices with upgraded software as we seek to establish a competitive position in the mobile computer peripheral device and data projector markets.

We have achieved only minimal revenues from sales of our IRMA products to date. Accordingly, we are presently a development stage company. We have limited funds with which to pursue our plan of operations to commercialize our IRMA products and technology. We completed private placement financings as part of our corporate reorganization and as a condition of our acquisition of InfraBlue UK. While we plan to apply the proceeds of these private placements towards the commercialization of our IRMA products and technology, we anticipate that we will require additional funding in order to achieve significant sales of IRMA products and technology. We have no arrangements for any additional financing and there is no assurance that any additional financing will be obtained.

Our principal executive office is located at Suite 5.15, 130 Shaftesbury Avenue, London, England W1D 5EU. Our telephone number is +44(0)20 7031 1189 and our fax number is +44(0)20 7031 1199. We have one employee, namely Mr. Mitchell Johnson, who is our sole director and executive officer.

The Offering

The Issuer:	InfraBlue (US) Inc., a Nevada corporation
The Selling Stockholders:	The selling stockholders consist of some of our existing stockholders who are identified in this prospectus.
Securities Offered by the Selling Stockholders:	The selling stockholders are offering up to 9,990,800 shares of our common stock, par value $0.001 per share. Included in these shares are 5,565,800 shares that were purchased from us in two separate private placement transactions that completed in May 2005 and August 2005, and a debt conversion transaction that completed in November 2005. The balance of 4,425,000 shares were originally part of the 10,004,820 shares of common stock that we issued to PublicLock Inc. in exchange for all of PublicLock’s shares in InfraBlue Ltd. (“InfraBlue UK”), in connection with our acquisition of InfraBlue UK on August 31, 2005. PublicLock Inc. transferred the 4,425,000 shares to four of the selling stockholders pursuant to unregistered private transactions in December 2005 that were completed pursuant to Rule 903 of Regulation S. These transactions are described in this prospectus under “Selling Stockholders.”
Offering Price	The selling stockholders will sell the common stock at a price of $0.25 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.
Terms of the Offering	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be approximately $40,000. Refer to “Plan of Distribution”.
Termination of the Offering	The offering will conclude when all of the 9,990,800 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Use of Proceeds:	We will not receive any proceeds from this offering. We will incur all costs associated with the filing of this registration statement and prospectus.
No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.
Outstanding Shares of Common Stock:	There were 28,065,800 shares of our common stock issued and outstanding as at April 19, 2006 .
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.
State Securities Laws:	We do not presently plan to register or qualify the sale of the shares of common stock to which this prospectus relates pursuant to the securities laws of any state of the United States. Accordingly, sales may not be completed in those states whose securities laws require registration or qualification and an exemption from such registration or qualification requirements is not available. We will however, if requested by a selling shareholder, register sales of shares in those states which permit registration by coordination which would involve the filing a copy of this prospectus with the applicable state securities administrator together with such other information as may be required by the state securities administrator. We will advise each of the selling shareholders when registration by coordination is effective with a state securities authority.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with (i) our audited consolidated financial statements for the year ended September 30, 2005, (ii) the audited pre-acquisition financial statements of InfraBlue UK, our wholly owned subsidiary, for the year ended September 30, 2004 and (iii) our unaudited consolidated interim financial statements for the three months ended December 31, 2005, including the notes to those financial statements. The financial statements are included elsewhere in this prospectus. Effective August 31, 2005, we acquired 100% of the issued and outstanding shares of InfraBlue UK by issuing 12,000,000 shares of our common stock. Notwithstanding its legal form, our acquisition of InfraBlue UK has been accounted for as a reverse acquisition, since the acquisition resulted in the former shareholders of InfraBlue UK owning the majority of our issued and outstanding shares. Because Tomi Holdings Inc. (now InfraBlue (US) Inc.) was a newly incorporated company with nominal net non-monetary assets, the acquisition has been accounted for as an issuance of stock by InfraBlue UK accompanied by a recapitalization. Under the rules governing reverse acquisition accounting, the results of operations of InfraBlue (US) Inc. are included in our consolidated financial statements effective August 31, 2005. Our date of inception is the date of inception of InfraBlue UK, being February 18, 2004, and our financial statements are presented with reference to the date of inception of InfraBlue UK. Financial information relating to periods prior to August 31, 2005 is that of InfraBlue UK. The summarized consolidated financial data should also be read in conjunction with the section entitled "Plan of Operations" beginning on page 36 of this prospectus. All figures are in U.S. funds.

Consolidated Balance Sheets

December 31,	September 30,	September 30,
2005	2005	2004

(Unaudited)	(Audited)	(Audited)
Cash	$70,665	$122,913	$Nil
Accounts Receivable	$13,058	$11,259	$4,292
Total Assets	$97,818	$141,277	$5,946
Total Liabilities	($135,302)	($179,538)(1)	($62,936)
Total Stockholders’ Equity (Deficit)	($37,484)	($38,261)	($56,990)

(1)	Liabilities outstanding in the amount of $90,000 were converted into an aggregate of 360,000 shares of our common stock on November 30, 2005.

Consolidated Statements of Operations

	Three Months Ended December 31, 2005	Year Ended September 30, 2005	From inception (February 18, 2004) to September 30, 2004	Cumulative from inception (February 18, 2004) to December 31, 2005
	(Unaudited)	(Audited)	(Audited)	(Unaudited)
Revenue	$14,583	$31,958	$Nil	$46,541
Cost of Sales	($11,139)	($23,690)	$Nil	($34,829)
Gross Profit	$3,444	$8,268	$Nil	$11,712
General and Administrative Expenses	($2,593,413)	($182,162)	($72,327)	($2,847,902)
Loss for the Period	($2,590,908)	($174,796)	($72,327)	($2,838,031)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND FINANCIAL CONDITION

We have a limited operating history, and our ability to commercially exploit the InfraBlue Technology is untested. Accordingly, we may never achieve profitability.

InfraBlue UK was incorporated in England on February 18, 2004. InfraBlue UK acquired a license to exploit the InfraBlue Technology, including the IRMA device, in 2004. We acquired InfraBlue UK in August 2005 and acquired the intellectual property underlying the InfraBlue Technology in November 2005. Our operating history is limited and has to date been involved primarily in organisational and development activities, completing the development of the IRMA device and the InfraBlue Technology, initial marketing efforts, and securing initial sales. We only earned revenues of £13,222 (unaudited, $23,493 based on an average exchange rate of $1.7786: £1.0000 from August 1, 2005 to November 30, 2005) during the period from August 1, 2005 to November 1, 2005 from sales of 65 IRMA devices. We achieved revenues of $14,583 for the three months ended December 31, 2005. Accordingly, we have not achieved significant revenues from sales of our IRMA devices to date. As a result, our ability to achieve revenues from the commercial exploitation of our InfraBlue Technology is untested and we may never achieve profitability.

We have a history of losses and negative cash flows, which are likely to continue unless our products gain sufficient market acceptance to generate a commercially viable level of sales.

Since inception through December 31, 2005, we have incurred aggregate losses of $2,838,031 (including a loss for the year ended September 30, 2005 of $174,796 and a loss for the three months ended December 31, 2005 of $2,590,908) and as at December 31, 2005 we had a working capital deficiency of $39,670. For the fiscal year ended September 30, 2004, InfraBlue UK had a loss from operations of $72,327. There is no assurance that we will operate profitably or will generate positive cash flow in the future. Our ability to achieve profitability and to generate positive cash flow will be contingent upon our ability to achieve significant sales. We will not be able to achieve significant sales if our products are not accepted by potential customers in the market place, potential customers order fewer devices than anticipate or potential customers purchase competing products or technology solutions. Further, our ability to operate profitability and to generate positive cash flows will be contingent upon our ability to control our operating costs. We expect an increase in development and operating costs as we carry out our plan of operations. Consequently, we expect to incur operating losses and net cash outflow unless and until the IRMA product, and/or any new products that we may develop, gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, of which there is no assurance.

The report of our independent auditors on our consolidated financial statements includes an explanatory paragraph regarding concerns about our ability to continue as a going concern.

In their report on our consolidated annual financial statements for the year ended September 30, 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. This was due to the uncertainty of our ability at the time to meet our current operating and capital expenses. If we are unable to continue as a going concern, then you will lose your investment in our company.

There is a high risk of our business failing because we are a start up company.

Our plan of operations is focused on commercialization of the InfraBlue Technology, and our future profitability will depend on our ability to successfully manufacture, market and sell our IRMA devices. There is no assurance that we will be able to successfully develop sales of the products. As a start-up company focused on new technologies with no proven market acceptance, we have no way of evaluating whether we will be able to operate our business successfully, and there is no assurance that we will be able to achieve profitable operations.

Potential investors should be aware of the difficulties normally encountered in developing and commercializing new wireless products and the high rate of failure of such enterprises. Risks that could cause our business to fail that are attributable to our being a start up enterprise include: (i) our inability to manufacture our products at a competitive price; (ii) our inability to generate demand in the potential marketplace for our products; (iii) our inability to successfully market our products to our potential customers; (iv) our operating costs exceeding the revenues that we generate from sales of our products; and (v) our inability to obtain additional financing to enable us to continue our plan of operations. The occurrence of any of these risks, either individually or cumulatively, could result in the failure of our business.

If we are unable to achieve commercial acceptance of our IRMA wireless devices, then we will not achieve significant revenues and we will not achieve profitability.

We have only achieved very limited sales of our IRMA devices to date. Accordingly, we have yet to achieve broad commercial acceptance of our IRMA devices. Our ability to earn significant revenues will be subject to market acceptance of our IRMA devices, particularly among mobile professionals. If we are unable to achieve commercial acceptance, then we will not be able to earn significant revenues or achieve profitability.

Our business will suffer significant harm if we are unsuccessful in establishing significant sales of our current product.

We expect that a substantial portion, if not all, of our future revenue will be derived from sales of our IRMA devices. We expect that this product offering and its extensions and derivatives will account for a majority, if not all, of our revenue, for the foreseeable future. The successful introduction and broad market acceptance of the InfraBlue Technology products - as well as the development, introduction and market acceptance of any future enhancements - are, therefore, critical to our future success and our ability to generate revenues. Unfortunately, there can be no assurance that we will be successful in marketing our current product, or any new product offerings, applications or enhancements. Failure to achieve broad market acceptance of our products, as a result of competition, technological change, or otherwise, would significantly harm our business.

Our marketing efforts with OEMs and distributors may not be successful and we may not be able to achieve the sales necessary to become profitable.

In order for us to become profitable we will need to generate significant sales revenue from our IRMA devices. To achieve this, we plan to contract with original equipment manufacturers (“OEMs”) and distributors through whom our IRMA devices will be sold. If we are unsuccessful in our marketing efforts to contract with OEMs and distributors, we will not be able to achieve the sales revenues necessary for our business to become profitable. We cannot guarantee that we will be able to obtain these necessary sales and distribution relationships.

If we do not obtain the additional financing that we require in order to execute our plan of operation, then our business will fail and you will lose your investment in our company.

We believe that we have sufficient working capital to cover our needs for the next five months, assuming our current level of activity does not change. However, our plan of operation to commercialize the InfraBlue Technology contemplates a significant increase in marketing activities and increased expenditures on product over the next twelve months, with anticipated expenditures in excess of $198,000. If we are not able to arrange for additional financing to cover these anticipated expenses, we will not be able to execute our plan of operation, and investors may lose a substantial portion or all of their investment. In addition, there is no assurance that our actual cash requirements will not exceed our estimates. There can be no assurance that such additional financing, when necessary, will be available to us on acceptable terms, or at all. In addition, if we raise additional funds by issuing equity securities, our existing stockholders will experience dilution.

If our costs of operation are greater than we anticipate, then our financing requirements will increase and we will require greater additional financing than we anticipate.

We may find that the costs of manufacturing our product are greater than we anticipate, requiring us to seek unexpected additional financing. Our current supplier, Flander Oy, has sufficient inventory to meet our anticipated sales demand over the next six to eight months, assuming that we do not experience a surge in demand for our IRMA devices. Once Flander Oy’s existing inventory is depleted, we will need to purchase a large number of devices at one time, due to minimum manufacturing run quantities. This will require us to incur a minimum manufacturing expense of at least 19,600 euros ($23,716 based on an exchange rate of 1.21 euros per $1.00 US as of January 30, 2006 ) in order for us to manufacture new devices that will enable us to continue sales of our products. If the costs currently projected for inventory purchase increase, or if the required minimum purchase increases, we may require greater amounts of additional financing than we currently anticipate requiring. Such financing when required may not be available to us on acceptable terms or at all. If our supplier or we do not maintain an adequate supply of inventory to enable us to fill customer orders in a timely manner, our ability to carry out our plan of operation and capture market share will be seriously compromised.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

The business environment in which we operate is highly competitive and subject to rapid change. Many of our competitors have greater resources than we do. The InfraBlue Technology involves solutions to allow mobile professionals to make presentations using our software and proprietary device together with the presenter’s PDA or smartphone. We expect to experience competition from companies involved in high technology, and some of our potential competitors may have greater technical, financial, marketing, sales and other resources than we do. We cannot guarantee that our engineering resources will be sufficient to develop our products fast enough to satisfy market requirements. We anticipate that larger, better-financed companies will develop products similar to and potentially superior to our products. Such competition may reduce our chances of achieving profitability, and ultimately adversely affect our ability to continue as a going concern.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced products to emerging industry standards, and our new products may not be favourably received.

Our IRMA devices contain component hardware that may become inadequate or may be discontinued, more expensive, less available and less reliable. To be successful we must work closely with our component suppliers to ensure that the component products on which we rely not become outdated or obsolete. Our failure to do so may result in faulty or obsolete stock which is no longer commercially viable.

The IRMA devices are designed to support third party hardware and software, and are therefore subject to technology changes and developments that are outside our control. If we are unsuccessful in responding to such changes and developments, the competitiveness of our products will be hurt.

Our IRMA digital presentation devices and related software may become redundant and no market for our products may develop.

Our technology solution involves the use of our IRMA digital presentation device and related software along with a PDA or smartphone and a projector or computer display to make presentations wirelessly. If wireless presentation technology develops a simpler solution involving only a projector or computer display and a PDA or smartphone without the need for an intermediary device, our IRMA devices may become redundant. If this should occur, there will be no market for our IRMA digital presentation devices and related software and we may not be able to achieve any significant revenues.

We contract out our research and development activities and there can be no assurance that they will be available to us on a continued or timely basis.

Flander Oy of Finland has carried out all development of our products to date and we intend to continue using the services of Flander Oy to carry out future product development. There can be no assurance that Flander Oy will be able to carry out such work when we require it. If Flander Oy is unable to carry out our work in a timely manner we will either be forced to find another contractor to provide development services, which may be very difficult to do, or run the risk of not responding to market demands for improvements. This could harm our customer relationships and negatively affect our operating results.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary InfraBlue Technology. We have not yet taken any effective action to protect any such proprietary technology and proprietary computer software. If any of our competitors copies or otherwise gains access to such proprietary technology or software or develops similar technologies independently, our competitive position will be damaged.

While we have suspended attempts to patent our software in Europe due to patent office rules, we are continuing an application for a patent in Canada with international publication number WO 02/075590 A1. Failure to achieve protection of our intellectual property may result in a loss of such property. These and any other measures that we may take to protect our intellectual property rights, which presently are based upon a combination of copyright and trade secret laws, may not be adequate to prevent their unauthorised use.

We also consider trademarks invaluable to our ability to continue to develop and maintain the goodwill and recognition that we anticipate will come to be associated with our brand. We recently learned that our company's trademark application for "InfraBlue" was rejected. We may need to spend significant time and financial investment to secure the protection of the trademarks that we see as valuable to our success. This will create demands on our resources, with the result of increased operating expenses without any assurance of successfully achieving trademark protection.

The laws of foreign countries may provide inadequate protection of our intellectual property rights. We may need to bring legal claims to enforce or protect our intellectual property rights. Any litigation, whether successful or unsuccessful, will result in substantial costs and diversions of resources.

In addition, notwithstanding any rights we may secure in our intellectual property, other persons may bring actions against us claiming that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, may be time-consuming and costly to defend or litigate, may divert our attention and resources, may result in the loss of goodwill associated with our trademarks or may require us to make changes to our technologies.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our IRMA devices and our InfraBlue Technology, we expect to experience growth in the scope and complexity of our business. This growth is likely to place a strain on our management and operational resources. We will need to add staff to market our services, manage operations, handle sales and marketing efforts, and perform financial and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could result in our inability to effectively carry our plan of operations and achieve significant revenues.

Our business could be harmed if we lose the services of our sole director and officer.

The loss of the services of our sole director and officer, Mitchell Johnson, could have a serious effect on our ability to execute our business plan and succeed in commercializing the InfraBlue Technology. If we should lose the services of Mitchell Johnson, this could harm our chances of achieving profitability. We do not maintain any ‘key man’ insurance on Mitchell Johnson.

Our industry is highly regulated and changes in government regulation could result in our inability to commercialize our product in some or all of our target territories and could increase the costs to us of marketing and selling our products.

Our industry is highly regulated, and both we and our future customers and clients may be affected by changes in regulation of electrical wireless devices. Changing governmental regulations may impose new and different requirements with which our products must comply. We have no control over regulations and regulatory change and cannot guarantee that our products will meet the minimum standards as set out by applicable future regulation. Establishing compliance can be costly and time-consuming and our failure to do so could result in our inability to commercialize our product in some or all of our target territories and could increase the costs to us of marketing and selling our products.

Some of our assets and our sole director and officer are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole director and officer.

Except for the majority of our cash, substantially all of other our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, our sole director and officer is a national and resident of the United Kingdom, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole officer and director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against our director and officer.

RISKS RELATING TO OUR COMMON STOCK

We have not paid any dividends, and do not foresee paying dividends in the future.

Payment of dividends on the common stock is within the discretion of our board of directors and will depend upon our future earnings, our capital requirements, financial condition and other relevant factors. We have no plans to declare any dividends in the foreseeable future.

There is no active trading market for our common stock, and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, subject to the effectiveness of the registration statement of which this prospectus forms a part and also subject to the registration of our common stock under section 12(g) of the Securities Exchange Act of 1934, as amended.

In addition, a market maker will be required to file a Form 15c-211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

Our stock price may decline significantly upon the occurrence of events that are risks to our business and our plan of operations.

If a public market develops for our common stock, the market price of our shares is likely to be highly volatile. The market price of our common stock may decline as a result of the occurrence of any of the following events :

  technological innovations made or new products and services offered by our competitors;

  departures of our key personnel;

  sales of our common stock by us or by our current shareholders;

  our inability to integrate operations, technology, products and services;

  our inability to execute our plan of operations;

  our operating results being below expectations;

  our loss of any strategic relationship;

  industry developments that make our products redundant or reduce demand for our products;

  economic or other external factors that may reduce demand for our products; and

  our continuing to report operating losses.

Because we have a limited operating history with minimal revenues to date, our stock price may decline significantly as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock will be subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

As we do not presently plan to register or qualify the sale of the shares of common stock to which this prospectus relates pursuant to the securities laws of any state of the United States, the selling shareholders may not be able to sell shares in those states that require registration or qualification unless an exemption from such registration or qualification requirements is available or we register such sales by coordination with the applicable state securities administrator.

We do not presently plan to register or qualify the sale of the shares of common stock to which this prospectus relates pursuant to the securities laws of any state of the United States. Accordingly, sales may not be completed in those states whose securities laws require registration or qualification and an exemption from such registration or qualification requirements is not available. We will however, if requested by a selling shareholder, register sales of shares in those states which permit registration by coordination which would involve the filing a copy of this prospectus with the applicable state securities administrator together with such other information as may be required by the state securities administrator. We will advise each of the selling shareholders when registration by coordination is effective with a state securities authority. If registration or qualification is required in a state where there is no available exemption from such registration or qualification requirements and we are not able to register sales by coordination, then the selling shareholders will not be able to sell their shares to investors in the state.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, unanticipated technological developments and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled “Selling Stockholders” and “Plan of Distribution.” We will however incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

As there is no public market for our common stock, we fixed the benchmark offering by reference to our most recent private offering of our common stock, which was effected at $0.25 per share. The selling stockholders will sell their common stock at the price of $0.25 per share, until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

We have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 9,990,800 shares of common stock offered through this prospectus. The selling stockholders acquired these shares of common stock from us in the following transactions:

1.

certain selling stockholders acquired 4,500,000 shares of our common stock from us at a price of $0.01 per share in a private placement offering that was completed without registration under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with Rule 903 of Regulation S of the Securities Act on May 31, 2005;

2.

certain selling stockholders acquired 705,800 shares of our common stock from us at a price of $0.05 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on August 31, 2005;

3.

certain selling stockholders acquired 360,000 shares of our common stock from us at a deemed issue price of $0.25 per share upon conversion of $90,000 in loans payable, pursuant to Rule 903 of Regulation S of the Securities Act, on November 30, 2005; and

4.

certain selling stockholders acquired 4,425,000 shares of our common stock from PublicLock Inc. in unregistered private transactions effected entirely outside the United States. Each of these selling stockholders entered into an investment agreement with PublicLock pursuant to which the stockholder acknowledged and agreed that: (a) the shares had been issued and were being transferred to them without registration under the Securities Act or any state securities laws; (b) the shares were therefore restricted securities within the meaning assigned that term in Rule 144 under the Securities Act; (c) the stockholder is not, and was not acquiring the shares for the account or benefit of, a “U.S. person” within the meaning assigned that term in Regulation S under the Securities Act; (d) the stockholder, and any person acting on its behalf, had not engaged in any “directed selling efforts” in connection with the shares within the meaning assigned that term in Regulation S under the Securities Act. These shares were originally part of the 10,004,820 shares of common stock that we issued to PublicLock Inc. in exchange for all of PublicLock’s shares in InfraBlue UK, in connection with our acquisition of InfraBlue UK on August 31, 2005.

The following table provides, as of April 19, 2006 , information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

1.	the number of shares owned by each selling stockholder prior to this offering;

2.	the total number of shares that are to be offered by each selling stockholder;

3.	the total number of shares that will be owned by each selling stockholder upon completion of the offering; and

4.	the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to “Shares Beneficially Owned After the Offering” assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

Name of selling Stockholder	Shares owned prior to this offering(2)	Total number of shares to be offered for selling stockholders account	Total shares to be owned upon completion of this offering (3)	Percent owned upon completion of this offering(1), (3)
Nathan Amery	25,000	25,000	-0-	-0-
Ricky Arnold	6,600	6,600	-0-	-0-
Steven Balleby	750,000	750,000	-0-	-0-
Benjamin Broome	2,000	2,000	-0-	-0-
Dorothy Broomfield	1,000	1,000	-0-	-0-
Graham Broomfield	1,000	1,000	-0-	-0-
Rebecca Broomfield	1,000	1,000	-0-	-0-
Steve Broomfield	1,000	1,000	-0-	-0-
Sue Broomfield	1,000	1,000	-0-	-0-
Robert Burden	3,000	3,000	-0-	-0-
Stefan Burnett	4,000	4,000	-0-	-0-
Barbara Callander	1,000	1,000	-0-	-0-
Frederick Callander	1,000	1,000	-0-	-0-
Louise Callander	1,000	1,000	-0-	-0-
Sandra Ribon Christensen	750,000	750,000	-0-	-0-
Saffron Rose Cook	4,000	4,000	-0-	-0-
Sharon Cook	20,000	20,000	-0-	-0-
Martin Crabtree	20,000	20,000	-0-	-0-
Daniel Finn	4,000	4,000	-0-	-0-
Gary Flint	15,000	15,000	-0-	-0-
Lindsey Ford	10,000	10,000	-0-	-0-
Eleanor Giron	20,000	20,000	-0-	-0-
Jacqueline Giron	20,000	20,000	-0-	-0-
Rebecca Godfrey	20,000	20,000	-0-	-0-

		Total number of
		shares to be offered	Total shares to	Percent owned
	Shares owned	for selling	be owned upon	upon
Name of selling	prior to this	stockholders	completion of	completion of
Stockholder	offering(2)	account	this offering (3)	this offering(1), (3)
Peter Hanford	1,200	1,200	-0-	-0-
Brenda Harrington	20,000	20,000	-0-	-0-
Graeme Harrington	140,000	140,000	-0-	-0-
Naoimh Harrington	20,000	20,000	-0-	-0-
Stephen Harrington	40,000	40,000	-0-	-0-
William Harrington	40,000	40,000	-0-	-0-
Alex Hayes	1,000	1,000	-0-	-0-
Joe Hempstead	20,000	20,000	-0-	-0-
Charlie Hubberstey	20,000	20,000	-0-	-0-
Jolyon Hutchinson	3,000	3,000	-0-	-0-
Soen Bok, Hwang	1,000	1,000	-0-	-0-
Emmanuel Idowu	6,000	6,000	-0-	-0-
Jessica Johnson	2,000	2,000	-0-	-0-
Soni Jorgensen	750,000	750,000	-0-	-0-
Soren Fenger Jorgensen	750,000	750,000	-0-	-0-
Gwan Taek, Jung	1,000	1,000	-0-	-0-
Derek Lewis	20,000	20,000	-0-	-0-
Adrian McCann	2,000	2,000	-0-	-0-
Thomas Mouritsen	750,000	750,000	-0-	-0-
New Forest Oak Buildings Ltd.	20,000	20,000	-0-	-0-
(Beneficial Owner: P. Giron) (4)
Overseas investments and Finance Limited (Beneficial Owner: Jean-Marc Baumann) (4)	200,000	200,000	-0-	-0-
Joseph Paglia	40,000	40,000	-0-	-0-
Annette Parlo	750,000	750,000	-0-	-0-

		Total number of
		shares to be offered	Total shares to	Percent owned
	Shares owned	for selling	be owned upon	upon
Name of selling	prior to this	stockholders	completion of	completion of
Stockholder	offering(2)	account	this offering (3)	this offering(1), (3)
Pearl Accounting Ltd. (Beneficial Owner: Mark Dreifuss) (4)	50,000	50,000	-0-	-0-
Tim Roebuck	1,000	1,000	-0-	-0-
Emma Sibley	4,000	4,000	-0-	-0-
Starfield Holdings Group Limited (Beneficial Owner: Daniel MacMullin) (4)	160,000	160,000	-0-	-0-
Kenneth Stewart	20,000	20,000	-0-	-0-
Victoria Stewart	10,000	10,000	-0-	-0-
Mathew Tregoning	2,000	2,000	-0-	-0-
Ian Upson	40,000	40,000	-0-	-0-
Parzival Ltd. (Beneficial Owner: Alejandro Vazquez) (4)	925,000	925,000	-0-	-0-
Ursus Ltd. (Beneficial Owner: Massimiliano Carroccia) (4)	1,075,000	1,075,000	-0-	-0-
Ultra Investment Ltd. (Beneficial Owner: Karl Rekeczki) (4)	1,100,000	1,100,000	-0-	-0-
UDI Ltd. (Beneficial Owner: Patrick Marty) (4)	1,325,000	1,325,000	-0-	-0-

(1)	Based on 28,065,800 shares of our common stock issued and outstanding as of April 19, 2006 .

(2)

Beneficial ownership is calculated under Rule 13d-3 of the Exchange Act. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)

Because a selling stockholder may offer by this prospectus all or some part of the common shares which the selling stockholder holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a selling stockholder or as to the number of common shares that will be held by a selling stockholder upon the termination of such offering.

(4)

Each person named as “beneficial owner” of a selling shareholder has voting power and investment power over the shares held by the selling shareholder and, accordingly, is a beneficial owner of such shares as determined in accordance with Rule 13d-3 of the Exchange Act.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.25 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or to qualify our shares for trading on any electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

We do not presently plan to register or qualify the sale of the shares of common stock to which this prospectus relates pursuant to the securities laws of any state of the United States. Accordingly, sales may not be completed in those states whose securities laws require registration or qualification and an exemption from such registration or qualification requirements is not available. We will however, if requested by a selling shareholder, register sales of shares in those states which permit registration by coordination which would involve the filing a copy of this prospectus with the applicable state securities administrator together with such other information as may be required by the state securities administrator. We will advise each of the selling shareholders when registration by coordination is effective with a state securities authority.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $40,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of April 19, 2006 are as follows:

Name of Director	Age
Mitchell Johnson	25

Name of Executive Officer	Age	Office
Mitchell Johnson	25	President and Chief Executive Officer

The following describes the business experience of Mr. Mitchell Johnson, our sole director and executive officer. Mr. Johnson has not been a director of any reporting company under the Exchange Act or any other publicly traded company.

Mitchell Johnson is our president, chief executive officer and sole director. Mr. Johnson was appointed to our board of directors and as our president and chief executive officer on August 31, 2005, concurrent with the closing of our acquisition of our subsidiary, InfraBlue UK. Mr. Johnson has been the managing director of InfraBlue UK since May 2004, and continues to serve in that capacity. From February 2003 to May 2004, Mr. Johnson was an account manager and sales executive with LDC Network Limited, a company engaged in the business of Java mobile gaming aggregation and distribution, with exclusive rights to games distribution in Europe for some of the top development companies in South Korea. At LDC Network Limited, Mr. Johnson was involved in the distribution of games to Vodafone, AT&T Wireless, T-Mobile, Yahoo, Lycos and other major media providers. From October 2002 to February 2003, Mr. Johnson was a sales executive with The Combined Insurance Company of America, a company engaged in the insurance business. From 1999 to 2002, Mr. Johnson studied for his Bachelor of Science (Hons) degree at the University of Wales Institute, Cardiff.

Mitchell Johnson devotes his efforts full-time to our business.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than Mitchell Johnson, our president, chief executive officer and sole director.

Committees of the Board Of Directors

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, we will consider seeking suitable candidates for election as directors, and establishing various committees, during the current fiscal year.

Family Relationships

We do not currently anticipate the election or appointment as directors and officers of our company any persons who are related to each other or to our existing officer and director.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

Promoters

The term “promoter” is defined in Rule 405 under the Securities Act of 1933 to include, with reference to an issuer such as the Company, any person who, acting alone or in conjunction with one more persons, directly or indirectly takes initiative in founding and organizing the business of the issuer, as well as any person who, in connection with the founding and organizing of business of the issuer, directly or indirectly receives in consideration of services and/or property, 10 percent or more of any class of securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities.

Rebecca Poncini, Mitchell Johnson, PublicLock and Outlander Management are considered promoters of our company, having taken initiative in organizing our current business. (For additional details, please see the discussion under the headings “Organization Within Last Five Years” and “Description of Business – Corporate Organization of InfraBlue.”)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 19, 2006 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) each of our officers, and (iv) our officers and directors as a group. Each stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner(2)	Amount and nature of beneficial owner	Percentage of class(1)
Directors and Officers
Common Stock	Mitchell Johnson 1 Florence Street London N1 2DX, U.K.	1,416,867	5.05%

Common Stock	All executive officers and directors as a group (one person)	1,416,867	5.05%
5% Shareholders
Common Stock	PublicLock Inc. (3)	5,579,820	19.88%
Common Stock	Keydata Technology Partnership 3 LLP (4)	10,000,000	35.63%

(1)	The percentage of class is based on 28,065,800 shares of common stock issued and outstanding as of April 19, 2006 .

(2)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)	Garth Hochong is the founder and director of Publiclock Inc. and exercises voting and dispositive power over the shares held by Publiclock Inc.

(4)	Stewart Ford is the administrating partner for the Keydata Technology Partnership 3 LLP and exercises voting and dispositive power over the shares held by the Keydata Technology Partnership 3 LLP.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our articles of incorporation or our by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of April 19, 2006 , there were 28,065,800 shares of our common stock issued and outstanding held by 63 stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation. Our articles of incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See “Dividend Policy.”

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants in the future.

Options

As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We have issued convertible promissory notes to two investors in the aggregate principal amount of $100,500. The convertible promissory notes were issued in respect of an advance to us by the first investor of $50,000 on February 22, 2006 and an advance to us by the second investor of $50,500 on March 13, 2006. Each convertible promissory note is repayable on the two year anniversary of the date of advance and bears interest at an interest rate equal to the prime rate of interest for U.S. banks as published in Money Rates Column of the Money and Investing Section of The Wall Street Journal from time to time. Each investor has the right at any time commencing on the date of the quotation of our common stock on the NASD Over-the-Counter Bulletin Board and ending on the maturity date to convert the outstanding principal and accrued interest on their respective loan into units at a conversion rate of $0.25 US per unit. Each unit to be issued upon conversion will be comprised of one share of our common stock and one warrant to purchase one additional share of our common stock. We have agreed to use our best efforts to prepare and file with the SEC, as early as possible following the quotation of our common stock on the NASD Over-the-Counter Bulletin Board in the United States, and in no event later than one hundred and eighty (180) days following the date of advance of the convertible loan, a registration statement under the Securities Act covering the resale of shares issuable to the investors upon conversion of the convertible notes and the warrant shares issuable upon exercise of the warrants. The registration statement of which this prospectus forms a part does not qualify either the resale of the shares issuable to the investors upon conversion of the convertible notes or the warrant shares issuable upon exercise of the warrants.

With the exception of the convertible promissory notes, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock as of the date of this prospectus. We may, however, issue such convertible or exchangeable securities in the future.

LEGAL MATTERS

Lang Michener LLP, Barristers and Solicitors, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

EXPERTS

The financial statements included in this prospectus and registration statement have been audited by Staley, Okada & Partners, Chartered Accountants, an independent public accounting firm registered with the United States Public Company Accounting Oversight Board, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. These financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification can cover expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such a person in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defence.

Our articles of incorporation and our by-laws authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law, subject to certain enumerated exceptions.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on April 5, 2005 under the laws of the state of Nevada. On the date of our incorporation, Rebecca Poncini was appointed as our president, secretary, treasurer and sole director. Ms. Poncini participated in the initial private placement of our securities on April 8, 2005, purchasing 500,000 shares at a price of $0.001 per share.

We entered into a letter of intent to acquire all of the issued and outstanding shares of InfraBlue UK on April 18, 2005. The letter of intent contemplated our acquisition of InfraBlue UK subject to our raising a minimum of $200,000 (subsequently reduced by amendment to $125,000). In furtherance of this requirement and in order to enable us to negotiate a definitive share purchase agreement, we completed a private placement of 4,500,000 shares of our common stock at a price of $0.01 per share for proceeds of $45,000 on May 31, 2005.

On May 23, 2005, we entered into a definitive share exchange agreement with InfraBlue UK and the founding shareholders of InfraBlue UK: PublicLock Inc., Outlander Management Ltd. and Mitchell Johnson. The share exchange agreement originally contemplated a closing date of June 30, 2005. The closing date was extended to August 31, 2005 by agreement in order to provide InfraBlue UK with more time to obtain necessary corporate approvals and to provide us with more time to raise the required financing.

We acquired all of the issued and outstanding shares of InfraBlue UK pursuant to the share exchange agreement on August 31, 2005. We issued an aggregate of 12,000,000 shares of our common stock to the shareholders of InfraBlue UK on closing of the acquisition. Mr. Johnson was issued 1,416,867 shares of our common stock in exchange for his shares in InfraBlue UK, PublicLock Inc., one of our major shareholders, was issued 10,004,820 shares of our common stock in exchange for its shares, and Outlander Management was issued 578,313 shares of our common stock in exchange for its shares. Concurrent with closing, InfraBlue UK’s managing director, Mitchell Johnson, was appointed as our sole executive officer and director to replace Ms. Poncini.

We completed an offering of 705,800 shares of our common stock at a price of $0.05 per share on August 31, 2005 for total proceeds of $35,290.

We acquired the InfraBlue Technology on November 30, 2005 pursuant to an asset purchase agreement between us and PublicLock. We issued 10,000,000 shares of our common stock to PublicLock upon completion of the acquisition of this intellectual property. PublicLock paid as consideration 10,000,000 shares of our common stock to the Keydata Technology Partnership 3 LLP as part of its arrangement to acquire a subsidiary of Keydata Technology Partnership 3 LLP, which owned the InfraBlue Technology.

We entered into convertible loan subscription agreements with two investors in March 2006 pursuant to which the investors have advanced a total of $100,500 as convertible loans. The convertible loans are evidenced by convertible promissory notes that we have issued to the investors. Each convertible loan is repayable on the two year anniversary of the date of advance and will bear interest at an interest rate equal to the prime rate of interest for U.S. banks as published in Money Rates Column of the Money and Investing Section of The Wall Street Journal from time to time. Each investor will have the right at any time commencing on the date of the quotation of our common stock on the NASD Over-the-Counter Bulletin Board and ending on the maturity date to convert the outstanding principal and accrued interest on their respective loan into units at a conversion rate of $0.25 US per unit. Each unit to be issued upon conversion will be comprised of one share of our common stock and one warrant to purchase one additional share of our common stock. We have agreed to use our best efforts to prepare and file with the SEC, as early as possible following the quotation of our common stock on the NASD Over-the-Counter Bulletin Board in the United States, and in no event later than one hundred and eighty (180) days following the date of advance of the convertible loan, a registration statement under the Securities Act covering the resale of shares issuable to the investors upon conversion of the convertible notes and the warrant shares issuable upon exercise of the warrants. The registration statement of which this prospectus forms a part does not qualify either the resale of the shares issuable to the investors upon conversion of the convertible notes or the warrant shares issuable upon exercise of the warrants.

Ms. Poncini, Mr. Johnson, PublicLock and Outlander Management are considered promoters of our company, having taken initiative in organizing our current business.

DESCRIPTION OF BUSINESS

CORPORATE ORGANIZATION

We were incorporated on April 5, 2005 under the laws of the State of Nevada as Tomi Holdings Inc. We operate through our wholly-owned subsidiary, InfraBlue UK. We changed our name to “InfraBlue (US) Inc.” effective October 20, 2005, to reflect our acquisition of InfraBlue UK and its business. InfraBlue UK was incorporated under the laws of England and Wales on February 18, 2004.

We have achieved only minimal revenues to date. Accordingly, we are considered a development stage company.

OVERVIEW

We are the owner of certain proprietary technology that we refer to as the InfraBlue Technology. The InfraBlue Technology is comprised of a suite of software programs and a computer peripheral device known as the IRMA device. Utilizing our InfraBlue software, the IRMA device provides a simple, fast, flexible and secure tool for the delivery of high-quality color presentations stored on mobile smartphones and PDAs. Development of our IRMA devices has been completed and we have achieved sales of 143 IRMA devices to date. We consider this sales number to be a small number of initial sales in relation to the number of sales that we anticipate needing to achieve in order to be profitable. Our key business objective is to increase sales of our IRMA devices through our planned marketing efforts.

Our IRMA devices are small hand-held digital presentation devices that enable users to make Microsoft PowerPoint presentations wirelessly, direct from the user’s PDA or mobile smartphone without the use of a laptop or desk top computer. Each IRMA device is sold with proprietary software that must be installed on the user’s laptop or personal computer running Microsoft Windows. This proprietary software enables the conversion and compression of Microsoft PowerPoint slides to Windows graphical formats and the transfer of the compressed files to the user’s handheld PDA or mobile smartphone. The handheld device then connects to the IRMA device wirelessly using the Bluetooth protocol or infrared technology, depending on the model of the IRMA device. The IRMA device is linked to a data projector or a computer display by a regular VGA (video graphics array) cable. The handheld device can then be used to run the presentation through the IRMA device, without the aid of a laptop computer. The IRMA device can be located up to thirty feet away from the handheld device. The Bluetooth protocol describes the set of wireless communication rules by which all Bluetooth devices must abide in order to establish a link and communicate with one another. The Bluetooth specification is maintained by the Bluetooth Special Interest Group (SIG).

The primary target market for our IRMA devices is the mobile professional who could benefit from highly portable presentation materials, without the need to carry a laptop computer.

Since the incorporation of InfraBlue UK on February 18, 2004, we have undertaken the following activities in furtherance of our business plan to commercialize the IRMA device and our InfraBlue Technology:

(a)

We have expanded the number of operating software systems on which our products function from two operating systems to seven operating systems, and our IRMA devices are now compatible with Pocket PC 2002, Pocket PC 2003, Palm 4.x, Palm 5.x, Nokia Series 60, and Sony Ericsson P series devices.

(b)

We have developed manufacturing relationships, including selecting the most cost effective components and negotiating volume discounts, that have been necessary to enable us to commence the manufacture of our IRMA devices.

(c)	We have started marketing activity with the objective of increasing sales of our IRMA devices and InfraBlue Technology. Activities completed to date have included:

(i)

constructing our website at www.InfraBlue.co.uk providing potential customers with a contact point with the company and a detailed description about the product offering linking the customer to our sales channel;

(ii)

meeting with prospective clients, manufacturers, distributors and resellers in order to raise awareness of our IRMA devices and demonstrate their effectiveness, with the objective of securing a distribution partner who would be able to distribute our products worldwide; and

(iii)

carrying out marketing activity including press releases, interviews, trade shows, roadshows and demonstrations. We have received coverage in a number of industry- specific trade magazines (including editorials and product reviews), been included in Nokia software links, and have participated in a Hewlett Packard mobility roadshow amongst others.

CORPORATE ORGANIZATION OF INFRABLUE

Incorporation

InfraBlue UK was incorporated in the United Kingdom on February 18, 2004. The founding shareholders of InfraBlue UK were PublicLock Inc., Outlander Management Ltd. and Mitchell Johnson, the managing director of InfraBlue UK and our sole director and officer. PublicLock is a private corporation that is now one of our principal shareholders. Outlander Management is a private corporation that is now one of our shareholders.

The Original InfraBlue UK Agency Agreement

The IRMA device and the InfraBlue Technology were originally developed by Flander Oy in Finland. The intellectual property rights in the InfraBlue Technology and the IRMA device were purchased by PublicLock in September 2003. PublicLock granted licenses to four entities on October 6, 2003, with each entity acquiring rights to exploit the InfraBlue Technology and commercialize the IRMA device in a different territory. On October 13, 2003, PublicLock sold its rights in the InfraBlue Technology and the IRMA device to the Keydata Partnership, subject to the four licenses.

InfraBlue UK entered into an agency agreement on March 30, 2004 with the four licensees. The agency agreement provided InfraBlue UK with a worldwide sublicense to exploit the IRMA device and to use the intellectual property rights to the InfraBlue Technology, including the software that is incorporated into the IRMA devices. InfraBlue UK agreed to use its best efforts to commercially exploit the InfraBlue Technology, in consideration of a payment to be equal to 25% of the gross income, if any, derived from the exploitation of the InfraBlue Technology rights (including the sale of IRMA devices). InfraBlue UK was also required to generate from the exploitation of this technology at least £448,000 ($819,078, based on the foreign exchange rate on March 30, 2004 of $1.8283:£1.0000) of gross income per calendar quarter over the three year term of the agreement. InfraBlue UK was not able to fulfil this requirement.

The four licenses and the agency agreement were terminated on November 30, 2005, upon our acquisition of the InfraBlue Technology, as described below.

Acquisition of the InfraBlue Technology

PublicLock entered into an agreement with the Keydata Partnership dated November 1, 2005 to purchase from Keydata Partnership a wholly-owned subsidiary that then held the intellectual rights in the InfraBlue Technology and the IRMA device. We purchased these intellectual property rights from PublicLock on November 30, 2005 pursuant to an intellectual property acquisition agreement between us and PublicLock dated November 1, 2005. We issued 10,000,000 shares of our common stock to PublicLock in consideration of these assets. PublicLock in turn paid as consideration 10,000,000 shares of our common stock to the Keydata Partnership in connection with its acquisition of the Keydata Partnership subsidiary with the rights to the InfraBlue Technology and the IRMA device.

Initial Financing of InfraBlue UK

InfraBlue UK’s initial corporate activities were funded by PublicLock. InfraBlue UK entered into a loan agreement dated October 4, 2004 with PublicLock whereby PublicLock agreed to extend a secured loan facility to InfraBlue UK in the maximum amount of £150,000 ($267,405, based on the foreign exchange rate on October 4, 2004 of $1.7827:£1.0000) . The purpose of the loan facility was to provide InfraBlue UK with funds with which to pursue the commercialization of the IRMA device and the InfraBlue Technology, and to help facilitate InfraBlue UK’s obligations to the licensees under the agency agreement.

As at April 28, 2005, InfraBlue UK’s outstanding debt to PublicLock under the secured loan facility was £83,450 ($159,065, based on a foreign exchange rate on April 28, 2005 of $1.9061:£1.0000) . InfraBlue UK and PublicLock entered into a debt settlement agreement on April 28, 2005 whereby the outstanding debt was settled by the issuance to PublicLock of 1,075,000 Ordinary A shares in the capital of InfraBlue UK at a deemed value of £0.0776 per share. PublicLock subsequently exchanged these shares for shares of our common stock upon completion of the share exchange agreement on August 31, 2005. As a result, PublicLock is now one of our principal shareholders.

Services Agreement with Outlander Management

Outlander Management entered into a services agreement with InfraBlue UK on August 4, 2004 whereby Outlander Management provided administrative, legal administration and financial services, and marketing and sales support and advice to InfraBlue UK. The purpose of the services agreement was to enable InfraBlue UK to obtain administrative and related services that would enable InfraBlue UK to pursue its business without incurring all of these costs directly. The administrative services included the use of shared office space. Legal administration services included maintaining InfraBlue UK’s registered office, providing the services of a company secretary and making statutory filings. Financial services included book-keeping and maintaining management accounts and statutory accounts. InfraBlue UK paid to Outlander Management an amount equal to £2,000 per month ($3,649.60 per month based on a foreign exchange rate on August 4, 2004 of $1.8248:£1.0000) in consideration for the provision of these services.

The services agreement with Outlander Management was terminated on April 30, 2005, at which time we entered into a new administration contract with Azuracle Ltd., as described below.

Administration Contract with Azuracle

We entered into an administration contract with Azuracle Ltd. on May 1, 2005 concurrent with the termination of the Outlander Management service agreement described above. Under the Azuracle administration contract, Azuracle provides us with office space in shared office premises and administration services, including telephone, reception and Internet access services. Presently, Azuracle is charging us a monthly administration fee of £500 per month ($866.05 per month based on a foreign exchange rate on November 30, 2005 of $1.7321:£1.0000) . Azuracle’s actual operational costs will be reviewed periodically and the monthly charges may be adjusted on a prospective basis. Additional legal administration, financial, marketing and sales, meeting room, stationary and information technology support services are to be provided by Azuracle upon our request, at agreed upon rates. Our agreement with Azuracle commenced on May 1, 2005 and may be terminated by us or Azuracle giving to the other not less one month’s notice of termination in writing.

THE INFRABLUE TECHNOLOGY

Our InfraBlue Technology solution is comprised of the following components:

1.

The IRMA Suite is personal computer (“PC”) software that is deployed on the user’s desktop or laptop computer for the purpose or converting a Microsoft PowerPoint presentation into image folders and for transferring these images to the user’s PDA or smartphone.

2.

The IRMA Client is software that is used for opening image folders on the user’s PDA or smartphone, for previewing these images, for controlling the IRMA device and for enabling the user to deliver the presentation through a projector or computer display.

3.

The IRMA device is a small peripheral hardware device that connects to a projector or computer display using a computer graphics cable known as a VGA cable. The IRMA device is able to connect wirelessly to the user’s PDA or smartphone using Bluetooth or infrared technology.

The InfraBlue Technology enables users to make Microsoft PowerPoint presentations wirelessly, directly from a PDA or mobile smartphone. The IRMA device is connected to a standard data projector or computer display via a VGA cable, and provides a wireless interface with the PDA or smartphone using either Bluetooth or infrared technology depending on the model of the IRMA device. A smartphone is a mobile cellular telephone with a microprocessor, memory, screen and built-in modem that combines some of the capabilities of a personal computer on a cellular telephone handset. Bluetooth is a short-range wireless specification that allows for radio connections within a 30 foot range.

Our technology solution eliminates the need for the mobile professional to use a laptop or desktop computer for making presentations, thus making the delivery of a remote presentation more convenient.

The IRMA Suite PC Software

The IRMA Suite PC software must be installed on the user’s computer that has been used by the user to create the relevant PowerPoint presentation. The software comes loaded on a CD-ROM that is included with the IRMA device. The user must install the software on his or her computer via a standard CD-ROM drive. The software is compatible with the Microsoft Windows 98, ME, NT4, 2000 and XP operating systems.

The PC software converts the PowerPoint presentation into sets of JPEG or certain other types of compatible graphical images, compresses the file and then transfers the compressed file from the computer to the user’s PDA or smartphone through a wired or wireless connection. The purpose of the file compression is to minimize the size of the presentation file on the PDA or smartphone.

The IRMA Client Software

The IRMA solution includes “client software” that is installed on the user’s PDA or smartphone. The software enables the user to access the presentation file downloaded from the personal computer and to deliver the presentation via the IRMA device to a projector or computer display.

The IRMA Device

Depending on the model, the IRMA device communicates with the user’s PDA or smartphone, using a Bluetooth or infrared wireless data connection. The IRMA device then relays the presentation to a projector or computer display through a standard VGA computer connection. The IRMA device includes its own memory for situations where the user wants to complete a presentation on a rolling basis, such as at a trade fair or exhibition, without having to be in attendance with the PDA or smartphone. The IRMA device includes Linux software whose main function is to receive presentation images via Bluetooth or infrared connectivity and display images through the attached projector or computer display.

Selected technical data for the IRMA device are as follows:

Product weight	110 grams
Data transfer speed	115 kilobytes per second
Connection from device to PDA or smartphone	Bluetooth or infrared connectivity, depending on model
Connection from device to projector	VGA computer cable
Product dimensions	99mm x 90mm x 25mm
Power supply	External
Memory	20MB (megabytes) for display of presentations; 4MB non-volatile flash memory for saving presentations
Picture formats	Still images in JPEG and PNG format. Also supports Windows BMP, MBM and WBMP graphical formats

We provide our customers with software upgrades, updates and new releases as they are developed. We make these software upgrades, updates and new releases available to our existing customers who have purchased an IRMA device and related software. Existing customers are able to download these software upgrades, updates and new releases free of charge through our web site. We also provide free before and after sales support to our customers which is only available through e-mail. We do not provide our customers with any other after purchase services.

We offer a one year return to manufacturer warranty provided that the IRMA device and related software is returned to us with a copy of the customer’s purchase receipt. The customer is, however, responsible for any costs and expenses the customer may incur, including, but not limited to, cost of shipping the products to us. The warranty is a limited warranty that will not apply to the failure of any IRMA device or related software that results from any accident, abuse, misapplication, abnormal use or computer software virus. We have not had any warranty returns to date. Our policy would be to replace the device with a new device in the event of a warranty return.

Features and Advantages of our InfraBlue Solution

Our InfraBlue Technology solution offers the following features and advantages:

1.	The user is able to use a PDA or smartphone as a wireless remote control to control and deliver presentations.

2.

The client software enables the user to view upcoming slides in advance on the PDA or smartphone before display through the projector, thus giving the user more flexibility as not all slides may be relevant for all audiences.

3.	The user may use a PDA or smartphone to display digital photographs to an audience via the projector. The digital photographs may have been taken with the PDA, smartphone or a digital camera.

4.

The user may deliver a computer-based presentation through a projector without the use of a laptop or other computer, which makes the solution advantageous and convenient for applications such as exhibitions, trade fairs and information kiosks.

5.	The IRMA device can be set up and connected to a projector in less time than its takes to set up and connect a laptop computer.

6.	The IRMA device is a light-weight solution that offers greater convenience and mobility than the conventional laptop computer solution.

7.

The InfraBlue solution presents less of a security risk to the user as its loss or damage will not result in the loss or corruption of the user’s computer data files, whereas loss or damage of the user’s laptop computer may result in significant loss of the user’s computer data files and compromised security for the user’s computer data.

Technical Requirements

In order to be able to use our products, the user must have a PDA or smartphone with the following capabilities:

1.

Ability to communicate to another device using either infrared technology, in the case of our IRMA Infrared device, or Bluetooth, in the case of our IRMA Bluetooth device. We expect Bluetooth devices to become more prevalent due to the current rate of adoption of Bluetooth into new PDAs and smartphones.

2.

The PDAs or smartphones must use the operating systems that the IRMA Client software has been developed for, and, in order to be compatible with our IRMA Bluetooth devices, they must be Bluetooth enabled. In some cases, manufacturers build PDAs or smartphones outside of the standard architecture. In these cases, further testing would be required to guarantee technical compatibility with the IRMA product offering.

Historical Development of the InfraBlue Technology

The IRMA device and InfraBlue software suite were originally developed by Flander Oy of Finland. Flander Oy carried out further development of the InfraBlue Technology for InfraBlue UK over a period of nine months, commencing in June 2004. This product development work included upgrading of the IRMA Client software to support presentations on Microsoft Pocket PC 2002 and 2003 devices, Palm 4.X and 5.X devices, Nokia series 60 devices and Sony Ericsson P series devices. The product development work also included a restructuring of the interface for improved usability, redesigning of the flash memory of the IRMA device, and redesigning of the product packaging, compact disc (CD) cover and software installer program. This work was carried out a by a project team made up of a project manager, a developer, a tester and a designer.

Current Status of Development of the InfraBlue Technology

The development of the InfraBlue Technology is complete and we have commenced commercialization of the IRMA device and achieved our initial sales. However, we anticipate that we will have to undertake further product work and update software development frequently in order to support the latest PDA and smartphone releases.

Manufacturing of the IRMA Devices

Flander Oy has manufactured an initial inventory of approximately 400 IRMA devices. As not all of these devices have been sold and all are currently in working order, we have used Flander Oy as the supplier of all IRMA devices that we have sold to date rather than undertaking the manufacture of the devices ourselves. We have been submitting purchase orders to Flander Oy as needed, from time to time to complete our sales. Of the initial inventory, we have sold 143 devices, Flander Oy has sold 144 devices, 53 devices are in stock with InfraBlue UK as our inventory and 63 devices are held by Flander Oy and available for purchase by us. We are not obligated to purchase any of the remaining devices held by Flander OY.

We have made arrangements with a Finnish manufacturer, Kyrel Oy, for the future manufacture of IRMA device. We have obtained quotes on the cost to manufacture the IRMA devices and have negotiated volume discounts for larger production runs. Our current quote from Kyrel Oy is a rate of 196 euros ($237.16 based on an exchange rate of 1.21 euros per $1.00 US as of January 30, 2006 ) per device, based on a minimum manufacturing run of 100 units. Accordingly, a minimum manufacturing run will cost us at least 19,600 euros ($23,716 based on an exchange rate of 1.21 euros per $1.00 US as of January 30, 2006 ). As we will be required to complete production runs in minimum quantities of units, we have decided to continue using Flander Oy as a supplier to support our product sales until its inventory is depleted or becomes obsolete. Accordingly, we have not yet caused Kyrel Oy to manufacture any IRMA devices. We believe that Flander Oy’s current inventory of IRMA devices is sufficient to cover our anticipated sales for the next six to eight months, assuming that we do not experience a surge in demand for our IRMA devices. We also anticipate that we will investigate moving manufacturing to lower cost manufacturers in Asia in the event that our product sales increase significantly.

MARKET FOR THE INFRABLUE TECHNOLOGY

Trends

Growth in wireless markets is strong, not only in the smartphone and PDA markets but also in the audio visual, mobility products and wireless network markets. Global smartphone shipments trebled in the third calendar quarter of 2004 (Canalys research, October 27, 2004) and sales of Bluetooth smartphones are projected to reach 87.5 million units by 2009 (ARC Group, November 4, 2004). Research projects that 80 percent of mobile workers will use wireless e-mail within the next three years (Mobile Pipeline News, November 24, 2004).

The IRMA product also is complementary with a number of other products such as mobile phones, PDAs, data projectors, office equipment and related accessories with which it can be upsold or bundled.

Our Targeted Consumer

The targeted market for our InfraBlue Technology are those mobile professionals who travel to deliver Microsoft PowerPoint presentations. The mobile professional market typically consists of field sales representatives, insurance agents, consultants, CEOs and other travelling executives who are required to give presentations in connection with their business. In order to deliver these presentations, mobile professionals commonly carry laptop computers which are both expensive and relatively heavy. Our objective is to provide such mobile professionals with a light and compact technology solution that will enable them to deliver high-quality color presentations through a projector or computer display using their PDAs or smartphones. We believe that there is a market for our technology and devices among those mobile professionals who value the ability to travel light, while maintaining their ability to give high quality presentations while maintaining a high level of security.

Marketing Strategy

We do not intend to distribute our products directly to consumers. We intend to pursue two strategies to market our InfraBlue Technology. Our primary strategy will be to source the production of our IRMA devices to third party manufacturers and enter into agreements with distributors and wholesalers who already have a route to the end user. We anticipate that our primary distribution channels will be wholesalers and distributors of mobile phones, PDAs, data projectors, office equipment and related accessories worldwide. Our second strategy involves the licensing of the core InfraBlue Technology to OEMs, with the view to enabling them to produce the IRMA device or use the InfraBlue Technology in their own devices.

To date, InfraBlue UK has entered into three distributorship agreements as described below. These distribution agreements were not impacted by our acquisition of InfraBlue UK and these agreements have remained with InfraBlue UK subsequent to the acquisition. InfraBlue UK has not entered into any license agreements for the license of the InfraBlue Technology to any OEMs.

Distribution Agreements

The primary approach of our marketing strategy for commercial exploitation of our InfraBlue Technology is to build relationships with a relatively small number of key, large-scale distributors in our target territories in Asia and Europe. We intend to target distributors who have an established reseller network in place to reach large numbers of potential end users. By taking this approach we expect we will reduce our profit margin by adding another party into the supply chain, but the expertise and relationships that we expect the distributors will bring with them should help to increase sales volumes and, we believe, outweigh any reduction in profits.

We believe that our InfraBlue Technology solutions offer the following advantages to distributors:

1.	Our technology offers potential new revenue opportunities within the PDA and smartphone sector;

2.	Our technology offers the opportunity to increase sales of core products, including PDAs and smartphones; and

3.	Our technology offers the opportunity to expand the usability and sales of existing projectors.

We currently have non-exclusive distribution agreements in place with a distributor in Indonesia and a distributor in the Czech Republic. The Indonesian distribution agreement was for an initial one year term commencing January 14, 2005. The agreement has been automatically renewed for an additional one year term and presently may be terminated by us or the distributor giving not less than one month’s written notice of termination to the other. The contract with the distributor in Indonesia required a minimum initial order of one IRMA device during the first year. During the current year, the distributor is required to order a minimum of ten IRMA devices in order to maintain its distribution rights. The Czech distribution agreement was for an initial one year term. The agreement has been automatically renewed for an additional one year term and presently may be terminated by us or the distributor giving not less than one month’s written notice of termination to the other. The contract with the distributor in the Czech Republic required a minimum initial order of ten IRMA devices during the first year. During the current year, the distributor is required to order a minimum of ten IRMA devices in order to maintain its distribution rights.

We also have entered into a distribution agreement in place with a distributor for Australia and New Zealand. The agreement originally granted the distributor exclusive rights to distribute our IRMA device in Australia and New Zealand for an initial three month period. The agreement required a minimum initial order of ten IRMA devices and required minimum repeat orders of ten IRMA devices. As the distributor did not meet the minimum initial order required to maintain its exclusive rights, after the expiry of this initial three month term, the distribution agreement continued on a non-exclusive basis and may now be terminated by either party giving not less than one month’s written notice of termination to the other.

Thus far, these distributors have not generated material sales, and there is no assurance that they ever will generate significant revenues. We do not have any recourse if any of our distributors does not complete any repeat orders.

Strategy to Pursue OEM Agreements

The second approach of our marketing strategy is to license our InfraBlue Technology to OEMs. This would allow the OEMs to incorporate the InfraBlue Technology into their own products and under their own company branding. Under this approach, the OEMs would be directly responsible for manufacturing and modifying the products, making them commercially available, and providing coverage under the OEMs’ own warranties.

We expect that the benefit of OEM licensing to us will be to generate initial licence fees, plus an ongoing revenue stream for any future units sold utilising the InfraBlue Technology. We expect that the OEMs will see benefits to this approach as well, enabling them to provide an innovative product to their customers under their own brand, without incurring the expenses necessary to develop it themselves.

We have not entered into any agreements with any OEM to date and there is no assurance that we will ever enter into any agreements with any OEMs.

Our Web Site

InfraBlue has created a corporate web presence (www.InfraBlue.co.uk), which is an information portal to find out more about the InfraBlue products, find sales channels and download product updates.

COMPETITION

We compete in the wireless presentation solutions market. Our solution involves software and hardware than enable PowerPoint presentations to be made wirelessly, without the need for a laptop or desktop computer, through our IRMA device and the presenter’s handheld device, such as a PDA or smartphone.

We believe that the following factors will be critical to our competitive position and strength within this market:

Functionality. The IRMA device is wireless and allows freedom of movement to its user, thereby giving the user the ability to be more engaged with an audience than is possible using a laptop or desktop, where the presenter must remain more or less static unless an assistant is available to advance the presentation. Presentation is simple using the presenter’s handheld device, and allows the presenter to move backwards and forwards within the presentation materials with a degree of ease not afforded by the traditional method of PowerPoint presentation via a laptop.

Cost and convenience. Our solution is simple and less costly than the current standard of presentation requiring the use of a laptop or desktop computer. The IRMA device is significantly less expensive than a laptop computer. The IRMA device is a fraction of the size of a laptop and highly portable, and does not pose the risk to security of information that a laptop does in the event it is lost or stolen.

Early presence in market and company size. We are an early entrant in our market and currently face limited direct competition. As such, we have an opportunity to gain significant market share. We are a small company. Although this brings its own challenges as described in more detail under the heading “Risk Factors – Risks Relating to Our Business and Financial Condition”, we have the ability to change direction easily, and react quickly to shifts in market demands. Our sole focus is on wireless presentation technology and we may be better able to understand that market and address its needs than a large, diversified organization for whom our market may be a small and relatively insignificant part of its overall business.

Market Vision. As wireless markets experience explosive growth and development into new areas, our solution supports and takes advantage of the trend toward greater wireless connectivity and enhanced functionality of handheld devices. We seek to make our solution interoperable and compatible with as wide a number of platforms as possible.

Key competition

iGO (Mobility Electronics Inc.)

We have identified one key competitor in our market, and that is iGo (Mobility Electronics Inc.) with its Pitch Duo product. Mobility Electronics Inc. is a full service supplier of mobile computing products and accessories for notebook computers, handheld devices and mobile phones. They create their own products as well as providing solutions from select partners.

Mobility Electronics Inc. is a larger company than we are, with greater human, technical and financial resources than ours.

The Pitch Duo product is cheaper than, and to some extent performs the same tasks as, the IRMA device. However, we believe that the IRMA device possesses several characteristics that differentiate it from, and may make it preferable to, the Pitch Duo.

The IRMA Bluetooth device is smaller than the Pitch Duo and is one compact unit with integrated Bluetooth and memory, whereas Pitch Duo requires separate Bluetooth and memory hardware adaptor devices. Both the Bluetooth and infrared versions of the IRMA device come equipped with our proprietary software. The Pitch Duo is dependent upon third party software that it has been developed to work with, which may create future problems if the relationship between Mobility Electronics Inc. and the third party breaks down or the third party ceases development of the software. Finally, the IRMA device is available on more operating systems than is the Pitch Duo and so has a wider market of potential users.

Our cost of manufacture per unit is determined by the volume of units being produced. At this early stage of our business we are not able to order large volumes of the IRMA device. We anticipate that this will remain the case until we establish our supply chain and generate a sufficient volume of sales. When we are able to increase our volume of production we forecast that the IRMA device will become price-competitive with the Pitch Duo. In the meantime, we believe that the functional advantages that we consider the IRMA device to enjoy over the Pitch Duo will offset the cost advantage of the Pitch Duo.

Mobility Electronics Inc. sells its Pitch Duo product directly, with a focus on the U.S market. We intend to focus our initial selling efforts outside the U.S. where competition is less, with a view to allowing us to build our reputation for a quality product, obtain market share and increase our sales volume. We believe this strategy will enable us to reduce the price of our product before we target the American market.

Margi Inc.

Margi Inc. is a Harman International company that previously manufactured and marketed the Presenter-to-Go presentation solution. Presenter-to–Go has come to the end of its life cycle and all the hardware products have been discontinued, so Margi Inc. cannot be said to be a current competitor, although we regard them as a potential competitor that has the ability to develop new higher technology products that would again be directly competitive with the IRMA solution. For that reason, we will continue to monitor Margi Inc. for new product releases.

RESEARCH AND DEVELOPMENT EXPENDITURES

Flander Oy has carried out large amounts of development work to bring the IRMA product up to its current specifications. We anticipate that in the future we will need to carry out additional software and hardware development activities to enable our products to keep pace with evolving customer and market demand.

To date we have spent the following amounts on product and corporate development:

  €3,000 ($5,196.30 based on a foreign exchange rate on November 30, 2005 at $1.7321: €1.000) for development and re-branding work by Flander Oy. Work included delivery of all newly supported operating systems;

  €2,000 ($3,464.20 based on a foreign exchange rate on November 30, 2005 at $1.7321: €1.000) for design work to packaging for the product (Live Design Oy); and

  €1,000 ($1,173.21 based on a foreign exchange rate on November 30, 2005 at $1.7321: €1.000) for website design and build (various companies)

Although there is no planned hardware development at this stage and the hardware is currently satisfactory to the market requirements, in future we expect to spend significantly more on development costs. Upcoming software development will include Windows Mobile 5.0 which is the Microsoft upgrade to Pocket PC 2003, as well as probable additional patches and software builds required for other operating systems which are supported currently. The time for this type of development can vary from 20 hours to 100 hours depending on the changes implemented by the operating system developer. We expect that Flander Oy’s rate for such work in future will be between €60 and €100 per hour ($103.93 to $117.32 per hour based on a foreign exchange rate on November 30, 2005 at $1.7321: €1.000) depending on the expertise required.

INTELLECTUAL PROPERTY

We own intellectual property rights relating to both IRMA device hardware and the InfraBlue suite of software that is used to operate the IRMA device. Our intellectual property rights relating to the IRMA device hardware include trade secrets and industrial design relating to the IRMA device hardware specifications, testing specifications, component lists, device configuration, power source specifications and technical architecture. Our intellectual property rights relating to the InfraBlue suite of software include trade secrets and copyright relating to the software installed on the IRMA device and the user’s PDA or smartphone and the user’s personal computer.

We seek to protect our intellectual property by generally limited access to it, treating portions of it as trade secrets and obtaining confidentiality or non-disclosure agreements from persons who are given access to it, including our developers.

Trademark Applications

PublicLock Inc. has attempted to obtain trademark registration of “InfraBlue” by submitting an application for trademark registration in the United Kingdom to the Patent Office, Department of Trade and Industry, under application number 2354167. Our trademark registration request for “InfraBlue” was denied by the Patent Office due to a conflict with an existing mark, “Infra,” which is registered in the name of a third party. We plan to pursue the application further in the United Kingdom and the United States of America to attempt to secure rights in both “InfraBlue” and “IRMA.” There is no assurance that we will be able to obtain trademark protection for either of the terms “InfraBlue” or “IRMA” as they are used in connection with our products. As a result, third parties might be able to sell competing products with names incorporating these terms, and our ability to build goodwill and brand recognition for our products may be compromised.

Patent

Flander Oy has made an international patent application in Canada under patent number WO 02/075590 A1, which is in the process of being assigned to InfraBlue UK. The patent application claims a patent for IRMA device as a system for visualizing an electronically recorded presentation, which system is comprised of a mobile data processing device for storing a desired presentation, a display device such as a projector and application software for compiling the presentation. There is no assurance that we will be able to obtain any patent protection for the IRMA device.

COMPLIANCE WITH GOVERNMENT REGULATION

As a wireless device, our IRMA devices must meet compliance standards imposed by government regulatory authorities for wireless devices. In Europe, we are subject to the European Councils directive 1999/5/EC. In the United States, our products are subject to Part 15 of the Federal Communications Commission. In Canada, our products must comply with Industry Canada standards. As part of the original product development process, Flander Oy completed testing of the IRMA device which was found to be compliant with each of these standards in Europe, the United States and Canada. If we make any changes to the IRMA devices, we will be required to obtain certification of the updated devices in accordance with government regulations in effect at that time. There is no assurance that such certification will be granted without significant additional development work required by the regulatory authorities, or at all, if the updated devices are found to be non-compliant with any existing or future standards.

EMPLOYEES

As of the date of this prospectus, Mr. Mitchell Johnson, our sole officer and director is our only full-time employee.

Apart from our sole officer and director, we have no employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

PLAN OF OPERATIONS

We plan to exploit the InfraBlue Technology in its present form and to develop a market for the InfraBlue products, currently consisting of the IRMA device and the IRMA Client and IRMA Suite PC software. As such, the primary objective of our current plan of operations is to market the IRMA device and the IRMA Client and IRMA Suite PC software with the objective of increasing sales and establishing greater awareness and acceptance of our products in our marketplace. We anticipate ongoing development work on these products with a view to establishing a competitive position in the mobile devices and data projector markets. We will also pursue creating partnerships and strategic relationships with OEMs with the objective of earning license fees from the license of our technology, although this presently not a primary focus of our plan of operations. If we are successful in creating partnerships and strategic relationships with OEMs, we expect that our product development efforts would be specifically tailored to such OEMs’ needs, but we have no immediate plans in this regard.

Our plan of operations for the next twelve months is to complete the following objectives within the time periods and within the budgets specified:

1.

We plan to carry out marketing of our IRMA devices with the objective of securing distributor relationships and increasing sales of our products. We anticipate that marketing activities will be carried throughout the course of the next twelve months. We anticipate that we will spend approximately $7,500 per month on marketing activities during the next twelve months, for a total anticipated expenditure of $90,000 over the next twelve months. This amount is primarily comprised of the salary we will pay to Mitchell Johnson, our sole executive officer and director, who will carry out our marketing activities. Mr. Johnson is paid a salary of approximately $5,000 per month.

2.

We plan to continue development work on our IRMA devices in order to update the operating software to ensure compatibility with Windows Mobile 5.0 and to add three operating system patches. We anticipate spending approximately $20,000 over the next twelve months to complete this development work.

3.

We anticipate spending approximately $4,000 in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $48,000 over the next twelve months. The general and administrative expenses for the year will consist primarily of rent and office services, technical support and hosting services and general office expenses.

4.

We anticipate spending approximately $40,000 in completing this filing of this registration statement and becoming a reporting company under the Securities Exchange Act of 1934. These expenses will consist primarily of professional fees relating to the completion of this offering.

We also anticipate that we will purchase additional IRMA devices from Flander Oy as required to fulfill orders for sales of our IRMA devices. We anticipate that revenues from sales will exceed the costs of purchasing IRMA devices. However, if sales of IRMA devices increase to the point where Flander Oy’s inventory is depleted, or if we otherwise determine to commence manufacturing to fulfill orders, then we anticipate that we would incur an upfront expense of approximately $68,000 in order to manufacture the minimum initial run of 300 IRMA devices. This expense would be incurred prior to any revenues being achieved.

As at September 30, 2005, we had cash reserves of $122,913 and a working capital deficiency of $40,737. On November 30, 2005, we converted $90,000 of loans outstanding as of September 30, 2005 into common stock, thereby reducing our current liabilities by $90,000. As at December 31, 2005, we had cash reserves of $70,665 and a working capital deficiency of $39,670. We anticipate that our planned expenditures over the next twelve months in the amount of $198,000 will exceed our cash reserves and working capital plus the amount that we anticipate deriving from sales of our IRMA devices. As we received an additional investment of $100,500 in March 2006, as described below, we anticipate that we will require financing the amount of approximately $140,000 in order to carry out our plan of operations for the next twelve months.

During the twelve month period following the date of this registration statement, we anticipate that we will not generate revenues that exceed our operating costs. We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations over the next five months without additional financing. We believe that we will require additional financing in order to commercialize our InfraBlue Technology and the IRMA device in order to earn revenues that exceed our operating expenses. We believe that debt financing will not be an alternative for funding of our planned activities as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or debt financings that are convertible into shares of our common stock. We are presently in negotiation with a small number of investors for the advance loans that would be convertible into shares of our common stock and warrants to purchase additional shares of our common stock. We have received subscriptions from two investors who have advanced $100,500 to us as of March 13, 2006 as convertible loans. The loans will be evidenced by convertible notes to be issued by us in accordance with the terms of the subscription agreements executed by each investor. Each convertible note will be for a two year term from the date of advance and will bear interest at an interest rate equal to the prime rate of interest for U.S. banks as published in Money Rates Column of the Money and Investing Section of The Wall Street Journal from time to time. Each investor will have the right at any time commencing on the date of the quotation of our common stock on the NASD Over-the-Counter Bulletin Board and ending on the maturity date to convert the outstanding principal and accrued interest on each convertible loan into units at a conversion rate of $0.25 US per unit. Each unit to be issued upon conversion will be comprised of one share of our common stock and one warrant to purchase one additional share of our common stock. We do not have any other financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operations. In the absence of such financing, we may not be able to continue our plan of operations beyond the next five months and our business plan will fail. If we do not continue to obtain additional financing, we will be forced to abandon our plan of operations and our business activities.

PRESENTATION OF FINANCIAL INFORMATION

Effective August 31, 2005, we acquired 100% of the issued and outstanding shares of InfraBlue UK by issuing 12,000,000 shares of our common stock. Notwithstanding its legal form, our acquisition of InfraBlue UK has been accounted for as a reverse acquisition, since the acquisition resulted in the former shareholders of InfraBlue UK owning the majority of our issued and outstanding shares. Because Tomi Holdings Inc. (now InfraBlue (US) Inc.) was a newly incorporated company with nominal net non-monetary assets, the acquisition has been accounted for as an issuance of stock by InfraBlue UK accompanied by a recapitalization. Under the rules governing reverse acquisition accounting, the results of operations of InfraBlue (US) Inc. are included in our consolidated financial statements effective August 31, 2005. Our date of inception is the date of inception of InfraBlue UK, being February 18, 2004, and our financial statements are presented with reference to the date of inception of InfraBlue UK. Financial information relating to periods prior to August 31, 2005 is that of InfraBlue UK.

CRITICAL ACCOUNTING POLICIES

Development Stage Company

We are a development stage company as defined by Financial Accounting Standards No. 7. We are presently devoting all of our present efforts to establish a new business. All losses accumulated since inception have been considered as part of our development stage activities.

Revenue Recognition

We recognize revenue from sales of our IRMA devices when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable and collection is reasonably assured.

Foreign Currency Translations

Our functional currency is pounds sterling (“£”). Our reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

(i)	assets and liabilities at the rate of exchange in effect at the balance sheet date;

(ii)	equity at historical rates; and

(iii)	revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholder’s equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized as income in the period when it is realized.

RESULTS OF OPERATIONS

The following summary of our results of operations should be read in conjunction with our audited financial statements that are included herein. References to the discussion below to fiscal 2006 are to our current fiscal year which will end on September 30, 2006. References to fiscal 2005 and fiscal 2004 are to our fiscal years ended September 30, 2005 and 2004, respectively.

	Three Months ended December 31, 2005	Three Months ended December 31, 2004	Year Ended September 30, 2005	From inception (February 18, 2004) to September 30, 2004	Cumulative from inception (February 18, 2004) to December 31, 2005
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)
Revenue	$14,583	$681	$31,958	$Nil	$46,541
Cost of Sales	($11,139)	($523)	($23,690)	$Nil	($34,829)
Gross Profit	$3,444	$158	$8,268	$Nil	$11,712
General and	($2,593,413)	($42,506)	($182,162)	($72,327)	($2,847,902)
Administrative
Expenses
Intellectual Property	($2,500,000)	$Nil	$Nil	$Nil	($2,500,000)
Salaries and	($15,785)	($19,122)	($75,031)	($26,001)	($116,817)
Wages
Accounting and	($53,675)	($2,706)	($32,061)	($29,423)	($115,159)
Auditing
Marketing and	($3,722)	($10,755)	($28,532)	($8,695)	($40,949)
Promotion
Legal	($14,470)	($560)	($16,087)	($903)	($31,460)
Rent	($2,624)	($2,799)	($11,101)	($4,513)	($18,238)
Office and	($351)	($2,199)	($6,895)	($2,643)	($9,889)
Information
Technology
Sub-contractors	$Nil	($2,799)	($5,551)	$Nil	($5,551)
Development	$Nil	$Nil	($3,399)	$Nil	($3,399)
Travel	($32)	($1,271)	($2,238)	$Nil	($2,270)
Depreciation	($308)	($295)	($1,267)	($149)	($1,724)
Test Equipment	($1,232)	$Nil	$Nil	$Nil	($1,232)
Interest and Bank	($1,214)	$Nil	$Nil	$Nil	($1,214)
Charges

	Three Months ended December 31, 2005	Three Months ended December 31, 2004	Year Ended September 30, 2005	From inception (February 18, 2004) to September 30, 2004	Cumulative from inception (February 18, 2004) to December 31, 2005
Other Income (Expense)
Interest Expense	($111)	($45)	($340)	$Nil	($451)
Foreign Exchange Loss	($828)	($30)	($562)	$Nil	($1,390)
Loss for the Period	($2,590,908)	($42,423)	($174,796)	($72,327)	($2,838,031)

Sales

Our sales are comprised of sales of our IRMA devices.

We experienced our initial sales of our IRMA devices during fiscal 2005. We sold 74 devices during this period.

We continued to earn revenues from sales of our IRMA devices during the first quarter of 2006. We sold 45 IRMA devices during this period.

Cost of Sales

Cost of sales is comprised of amounts that we have paid to Flander Oy for purchase of IRMA devices for resale.

Increased cost of sales during fiscal 2005 and during the first quarter of 2006 reflected our initial sales during these periods.

Gross Profit

Our gross profit during fiscal 2005 was $8,268 or 25.9% of sales.

Our gross profit during the first quarter of 2006 was $3,444 or 23.6% of sales.

Salaries and Wages

Salaries and wages are primarily comprised of salary paid to Mitchell Johnson, our sole executive officer and employee.

Increased salaries and wages during fiscal 2005 reflect the fact that Mr. Johnson joined InfraBlue UK in May 2004.

The reduction in salaries and wages for the first quarter of 2006 compared to the first quarter of 2005 resulted primarily from the fact that no shares were issued during the first quarter 2006 to Mr. Johnson under his compensation agreement, whereas compensation shares had been issued during the first three quarters of fiscal 2005. The decrease was also attributable to a decrease in the foreign exchange rate of the U.S. dollar in terms of the Great Britain pound.

Travel and Promotion

Travel and promotion expenses are comprised of travel and promotion expenses incurred in connection with travel to and from business meetings, product demonstrations and preparation of promotional materials.

Travel and promotion expenses increased during fiscal 2005 as we increased our marketing efforts to initiate sales of our IRMA devices.

Accounting and Auditing

Accounting and auditing expenses are attributable to the preparation and audit of our financial statements.

Accounting and auditing expenses increased during fiscal 2005 and during the first quarter of 2006 as a result of our consolidated annual and interim financial statements prepared in connection with the filing of a registration statement with the SEC.

Office and Information Technology

Office and information technology expenses are attributable to purchase of products including demonstration equipment, test equipment, competitor analysis and business machines.

Office and information technology expenses increases during fiscal 2005 as a result of our overall business activity and the requirement for the latest third party products for device testing.

Office and information technology expenses declined significantly during the first quarter of 2006 as compared with the first quarter of fiscal 2005 as we had completed development of our IRMA devices and are now selling IRMA devices.

Rent

Rent expense was attributable to amounts paid to Outlander Management on account of our rent of share office premises in London, England. This contract was replaced with our agreement with Azuracle in May 2005.

Intellectual Property

We expensed the intellectual property acquired in the first quarter of fiscal 2006 due to our determination that the cost of the intellectual property purchased during the current fiscal year does not meet the criteria for capitalization as set out in SFAS No. 86.

Loss from Operations

Our loss from operations increased during fiscal 2005 and during the first quarter of 2006 as a result of our increased business activity, consisting primarily of business development and marketing efforts that resulted in the initial sales of our IRMA devices. We also incurred significant legal, accounting and auditing expenses during the year in connection with the reorganization of our business. Our loss from operations for the first quarter of 2006 also increased significantly from the first quarter of 2005 due to our intellectual property expense realized during this period.

LIQUIDITY AND CAPITAL RESOURCES

We had cash of $122,913 and working capital deficit of $40,737 as at September 30, 2005, compared to cash of $Nil and a working capital deficit of $58,644 at September 30, 2004. Subsequent to the fiscal year end, we converted $90,000 of loans outstanding as of September 30, 2005 into common stock, thereby reducing our current liabilities by $90,000. As at December 31, 2005, we had cash reserves of $70,665 and a working capital deficiency of $39,670.

Plan of Operations

We estimate that our total expenditures over the next twelve months will be approximately $198,000, as outlined above under the heading “Plan of Operations”. While this amount will be offset by any gross profits that we earn from sales of our IRMA devices, we anticipate that our cash and working capital will not be sufficient to enable us to undertake our plan of operations over the next twelve months without our obtaining additional financing. Accordingly, we anticipate that we will require additional financing in order to enable us to sustain our operations for the next twelve months, as outlined above.

Cash used in Operating Activities

We used cash of $138,186 in operating activities during fiscal 2005 and $54,513 in operating activities during the first quarter of 2006. Since inception, we have used cash of $246,671 in operating activities. We have applied cash generated from financing activities to fund cash used in operating activities.

Cash from Investing Activities

We acquired net monetary assets of $35,661 upon completion of our reverse acquisition with InfraBlue UK. We used cash of $2,089 during fiscal 2005, which was attributable to purchases of equipment.

Cash from Financing Activities

PublicLock advanced $159,065 to InfraBlue UK during fiscal 2005. This amount was converted into shares of InfraBlue UK on April 28, 2005 which shares were then exchanged for shares of our common stock upon completion of the Share Exchange Agreement on August 31, 2005. As a result, no amount of this loan was outstanding as of September 30, 2005 or December 31, 2005.

We obtained loans totalling $90,000 in August 2005 in order to enable us to complete our acquisition of InfraBlue UK. Upon the completion our acquisition of the InfraBlue Technology, the investors agreed to convert these loans into 360,000 common shares of our common stock at $0.25 per share. Accordingly no amount of these loans was outstanding as of December 31, 2005.

We had an outstanding amount payable of $31,878 to a shareholder as of September 30, 2004. During the fiscal year ended September 30, 2005, this amount was repaid. At the end of the fiscal year September 30, 2005, we have an outstanding amount payable of $3,413 to this shareholder. This amount was outstanding in the amount of $3,331 as at December 31, 2005.

During the fiscal year ended September 30, 2005, we became indebted to two separate companies with directors in common with one of our corporate shareholders. As at December 31, 2005, we owed $6,661 to one of these companies and $6,883 to the other company. These amounts payable are non-interest bearing and repayable on demand.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

REPORTS TO SECURITY HOLDERS

At this time, we are not required to provide annual reports to security holders. We will became subject to certain disclosure filing requirements under the Securities Exchange Act of 1934, as amended, upon the effectiveness of the registration statement of which this prospectus forms a part, and we intend to voluntarily register our common stock under section 12(g) of the Securities Exchange Act of 1934 upon such effectiveness. We will thereafter become subject to the requirement to file, within applicable time limits, annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. In addition, we intend to file current reports on Form 8-K, as well as proxy and information statements from time to time, as required. The public will be able to read and copy any materials that we file with the Securities and Exchange Commission, at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF PROPERTIES

Our executive office is located at Suite 5.15, 130 Shaftesbury Avenue, London, England W1D 5EU. We occupy this premise under a contract with Azuracle Ltd., which provides us with office space in shared office premises and administration services, including telephone, reception and Internet access services in consideration of a monthly administration fee that is presently set at £500 ($866.05 based on a foreign exchange rate on November 30, 2005 of $1.7321: £1.000) per month. The administration contract is not for a defined term. We and Azuracle are each entitled to terminate the contract by delivering not less than one month’s written notice of termination to the other.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Rebecca Poncini

Rebecca Poncini, our initial director and officer, acquired 500,000 shares of our common stock at a price of $0.001 per share. Rebecca Poncini paid a total purchase price of $500 for these shares on April 8, 2005.

This agreement is described in detail above under “Organization Within Last Five Years.”

Mitchell Johnson

Mitchell Johnson is our sole officer and director. Prior to our acquisition of InfraBlue UK, Mr. Johnson was the managing director and a shareholder of InfraBlue UK. Under the share exchange agreement whereby we acquired InfraBlue UK as our wholly-owned subsidiary, Mr. Johnson received 1,416,868 shares in our company in exchange for his shares in InfraBlue UK. Upon the acquisition of InfraBlue UK, Mr. Johnson was appointed to replace Ms. Poncini as our sole officer and director.

Mitchell Johnson is party to an employment agreement with InfraBlue UK dated April 1, 2004. In addition, pursuant to a letter agreement dated April 1, 2004, as amended on July 20, 2004, InfraBlue UK appointed Mr. Johnson as a director and issued 245,000 ordinary shares to him. These shares were exchanged for 1,416,868 shares of our common stock upon completion of our acquisition of InfraBlue UK.

These agreements are described in detail above under “Organization Within Last Five Years” and “Description of Business – Corporate Organization of InfraBlue.”

PublicLock Inc.

InfraBlue UK’s initial corporate activities were funded by PublicLock. InfraBlue UK entered into a loan agreement dated October 4, 2004 with PublicLock whereby PublicLock agreed to extend a secured loan facility to InfraBlue UK in the maximum amount of £150,000 ($267,405, based on the foreign exchange rate on October 4, 2004 of $1.7827:£1.0000) . As at April 28, 2005, InfraBlue UK’s outstanding debt to PublicLock under the secured loan facility was £83,450 ($159,065, based on a foreign exchange rate on April 28, 2005 of $1.9061:£1.0000) . InfraBlue UK and PublicLock entered into a debt settlement agreement on April 28, 2005 whereby the outstanding debt was settled by the issuance to PublicLock of 1,075,000 Ordinary A shares in the capital of InfraBlue UK at a deemed value of £0.0776 per share. PublicLock subsequently exchanged these shares for shares of our common stock upon completion of the share exchange agreement on August 31, 2005.

PublicLock received 10,004,820 shares of our common stock on August 31, 2005 upon the completion of our acquisition of InfraBlue UK pursuant to the Share Exchange Agreement. These shares were issued by us in exchange for PublicLock’s shares in InfraBlue UK.

PublicLock had acquired the InfraBlue Technology effective September 12, 2003 for £150,000 ($248,400, based on the foreign exchange rate on September 12, 2003 of $1.6560:£1.0000) in cash consideration. PublicLock subsequently granted licenses to four entities on October 6, 2003, with each entity acquiring rights to exploit the InfraBlue Technology and commercialize the IRMA device in a different territory. On October 13, 2003, PublicLock sold its rights in the InfraBlue Technology and the IRMA device to the Keydata Partnership, subject to the four licenses. PublicLock entered into an agreement with the Keydata Partnership dated November 1, 2005 to purchase from Keydata Partnership a wholly-owned subsidiary that then held the intellectual rights in the InfraBlue Technology and the IRMA device. The wholly-owned subsidiary was a newly incorporated company that was incorporated for the purpose of completing the sale of the intellectual rights in the InfraBlue Technology and the IRMA device by Keydata Partnership to Publiclock.

We purchased the InfraBlue Technology from PublicLock on November 30, 2005 pursuant to an intellectual property acquisition agreement between us and PublicLock dated November 1, 2005. This acquisition followed the purchase by PublicLock of the intellectual property from the Keydata Partnership. We issued 10,000,000 shares of our common stock to PublicLock in consideration of these intellectual property assets. PublicLock in turn paid as consideration 10,000,000 shares of our common stock to the Keydata Partnership in connection with the acquisition of the subsidiary of the Keydata Partnership that held the InfraBlue Technology. The determination of the number of shares issued for the intellectual property assets and subsequently transferred to the Keydata Partnership was determined by arms-length negotiation with the Keydata Partnership as the lowest number of shares of our common stock that the Keydata Partnership was prepared to accept as consideration for the transfer of the intellectual property assets. The Keydata Partnership was not one of our shareholders at the time of the negotiation of this transaction. Mr. Paul Carter was the representative of the Keydata Partnership in the negotiation of this transaction. Mr. Carter is not a director, officer or shareholder of either Publiclock or Infrablue.

This agreement is described in detail above under “Organization Within Last Five Years” and “Description of Business – Corporate Organization of InfraBlue.”

Outlander Management

Outlander Management entered into a services agreement with InfraBlue UK on August 4, 2004 whereby Outlander Management provided administrative, legal administration and financial services, and marketing and sales support and advice to InfraBlue UK. The administrative services included the use of shared office space. InfraBlue UK paid to Outlander Management an amount equal to £2,000 per month ($3,649.60 per month based on a foreign exchange rate on August 4, 2004 of $1.8248:£1.0000) in consideration for these services. The services agreement was terminated on April 30, 2005, at which time we entered into a new administration contract with Azuracle Ltd., as described below.

Outlander Management became one of our shareholders as a result of exchanging its original equity interest in InfraBlue UK for shares of our common stock under the share exchange agreement dated May 23, 2005. Outlander Management currently holds less than 5 percent of our issued and outstanding shares of common stock.

These agreements are described in detail above under “Organization Within Last Five Years” and “Description of Business – Corporate Organization of InfraBlue.”

Azuracle Ltd.

We entered into an administration contract with Azuracle Ltd. on May 1, 2005, under which Azuracle provides us with office space in shared office premises and administration services, including telephone, reception and Internet access services. Presently, Azuracle is charging us a monthly administration fee of £500 per month ($866.05 per month based on a foreign exchange rate on November 30, 2005 of $1.7321:£1.0000) . Azuracle’s actual operational costs will be reviewed periodically and the monthly charges may be adjusted on a prospective basis.

As at December 31, 2005, we owed $6,883 to Azuracle for rent for the period from May 1 to December 31, 2005. Azuracle is a related party to our company because it has a director in common, namely Ulrik DeBo, with Outlander Management, a promoter of our company.

This agreement is described in detail above under “Organization Within Last Five Years” and “Description of Business – Corporate Organization of InfraBlue.”

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, subject to the effectiveness of the registration statement of which this prospectus forms a part and also subject to the registration of our common stock under section 12(g) of the Securities Exchange Act of 1934, as amended. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of April 19, 2006 , we had 63 registered stockholders.

Rule 144 Shares

There are no shares of our common stock are available for resale to the public in accordance with the requirements of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company’s common stock then outstanding; or

2.

the average weekly trading volume of the company’s common stock on all national exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other person.

Options, Warrants and Other Convertible Securities

With the exception of the convertible promissory notes described above under “Description of Securities – Convertible Securities”, we do not have any common stock subject to outstanding options or warrants, and there are no securities outstanding that are convertible into shares of our common stock.

Dividends

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information as to our president and chief executive officer, Mitchell Johnson for the fiscal years ended September 30, 2005 and September 30, 2004. We do not have any other executive officers.

No other compensation was paid to Mr. Johnson other than the cash and stock compensation set forth below.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards	Securities Underlying Options/SARS (#)	LTIP payouts ($)	All Other Compen- sation ($)
Mitchell Johnson	2005 2004	65,793 22,534	Nil Nil	3,103 (1) 1,467 (1)	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1) Comprised of the issuance of ordinary shares of InfraBlue UK which were subsequently exchanged for shares of our common stock upon completion of our acquisition of InfraBlue UK.

EMPLOYMENT AGREEMENTS

Mitchell Johnson provides his services as chief executive officer to us under a contract dated April 1, 2004. Mr. Johnson is obligated to devote his full business time to our business. Our contract with Mr. Johnson provides for a salary of £28,000 per annum ($48,498.80 based on a foreign exchange rate on November 30, 2005 of $1.7321:£1.000) . The contract was subsequently amended to provide for an annual salary of £32,000 ($55,427.20 based on a foreign exchange rate on November 30, 2005 of $1.7321:£1.000) effective October 1, 2004; this amendment has not yet been memorialized in writing. In addition, pursuant to a letter agreement dated April 1, 2004, as amended on July 20, 2004, InfraBlue UK appointed Mr. Johnson as a director and agreed to issue up to a maximum of 245,000 fully paid ordinary shares to him. By agreement, all 245,000 shares were issued to Mr. Johnson prior to the execution of the Share Exchange Agreement. These shares were exchanged for 1,416,868 shares of our common stock upon completion of our acquisition of InfraBlue UK. No additional shares are issuable to Mr. Johnson pursuant to these agreements.

COMPENSATION OF DIRECTORS

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

STOCK OPTION GRANTS

We have never granted any stock options to our directors and officers.

EXERCISES OF STOCK OPTIONS AND YEAR-END OPTION VALUES

None of our directors or officers exercised any stock options (i) during our fiscal year ended September 30, 2005, or (ii) since the end of our fiscal year on September 30, 2005.

OUTSTANDING STOCK OPTIONS

Our director and officer does not hold any options to purchase any shares of our common stock.

FINANCIAL STATEMENTS

The following financial statements of InfraBlue (US) Inc. and its predecessors listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

InfraBlue (US) Inc. (Consolidated - Audited)

  Report of Independent Registered Public Accounting Firm
  Audited annual consolidated balance sheets as at September 30, 2005 and September 30, 2004
  Audited annual consolidated statement of changes in stockholders’ deficiency for the period from incorporation (February 18, 2004) to September 30, 2005.
  Audited annual consolidated statements of operations for the year ended September 30, 2005 and for the period from incorporation (February 18, 2004) to September 30, 2005 and 2004
  Audited annual consolidated statements of cash flows for the year ended September 30, 2005 and for the period from incorporation (February 18, 2004) to September 30, 2005 and 2004
  Notes to interim consolidated financial statements

InfraBlue (US) Inc. (Consolidated - Unaudited)

  Interim Consolidated Balance Sheets as at December 31, 2005 (unaudited) and September 30, 2005 (audited)
  Interim Consolidated Statements of Changes in Stockholders’ Deficiency for the period from incorporation (February 18, 2004) to December 31, 2005
  Interim Consolidated Statements of Operations for the three months ended December 31, 2005 and 2004 and for the period from incorporation (February 18, 2004) to December 31, 2005
  Interim Consolidated Statements of Cash Flows for the three months ended December 31, 2005 and 2004 and for the period from incorporation (February 18, 2004) to December 31, 2005
  Notes to Interim Consolidated Financial Statements

Tomi Holdings Inc. (Audited)

  Report of Independent Registered Public Accounting Firm
  Audited interim balance sheet as at July 31, 2005
  Audited interim statement of changes in stockholders’ equity for the period from incorporation (April 5, 2005) to July 31, 2005
  Audited interim statement of operations for the period from incorporation (April 5, 2005) to July 31, 2005
  Audited interim statement of cash flows for the period from incorporation (April 5, 2005) to July 31, 2005
  Notes to audited interim financial statements

InfraBlue (US) Inc. (Pro Forma Consolidated – Unaudited)

  Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 2005
  Notes to unaudited pro forma consolidated statement of operations

INFRABLUE (US) INC.

(Formerly Tomi Holdings Inc.)

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

US FUNDS

Suite 400 - 889 West Pender Street
Vancouver, BC Canada V6C 3B2
Tel 604 694-6070
Fax 604 585-8377
info@staleyokada.com
www.staleyokada.com

Report of Independent Registered Public Accounting Firm

To the Stockholders of Infrablue (US) Inc.:

We have audited the accompanying consolidated balance sheets of Infrablue (US) Inc. (formerly Tomi Holdings Inc.) (the “Company”) as at September 30, 2005 and 2004 and the related consolidated statements of changes in stockholders’ deficiency, operations and cash flows for each of the periods ended September 30, 2005 and 2004 and from incorporation (February 18, 2004) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of the Company as at September 30, 2005 and 2004, and the results of its operations and its cash flows for each of the periods ended September 30, 2005 and 2004 and from incorporation (February 18, 2004) to September 30, 2005, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, had suffered recurring losses from operations and has total liabilities that exceed total assets. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Staley, Okada & Partners”

Vancouver, B.C., Canada	STALEY, OKADA & PARTNERS
October 28, 2005, except as to Note 11, which is as at November 30, 2005	CHARTERED ACCOUNTANTS

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)	Statement 1
(A Development Stage Company)
Consolidated Balance Sheets
US Funds

	September 30,	September 30,
ASSETS	2005	2004
Current
Cash	$122,913	$-
Accounts Receivable	11,259	4,292
Inventory	4,629	-
	138,801	4,292

Property and Equipment (Note 3)	2,476	1,654
	$141,277	$5,946

LIABILITIES
Current
Accounts payable	$15,551	$5,335
Accrued liabilities	58,744	25,723
Accrued interest (Note 5)	599	-
Promissory notes payable (Note 5)	90,000	-
Due to related parties (Note 7)	14,644	31,878
	179,538	62,936
Going Concern (Note 1)

STOCKHOLDERS’ DEFICIENCY
Capital Stock
Common Stock
Authorized: 100,000,000 shares with $0.001 par value
Issued and fully paid: 17,705,800 (2004 – 4,602,408) -
Statement 2 (Note 6)	17,706	4,602
Additional paid-in capital - Statement 2 (Note 6)	194,983	9,524
Allotted: Nil (2004 - 236,143)	-	236
Additional paid-in capital - Statement 2 (Note 6)	-	498
Preferred Stock
Authorized: 5,000,000 shares with $0.001 par value
Issued and fully paid: Nil	-	-
Accumulated Comprehensive Gain (Loss) - Statement 2	(3,827)	477
Deficit – Accumulated during the development stage – Statement 2	(247,123)	(72,327)
	(38,261)	(56,990)
	$141,277	$5,946

- See Accompanying Notes -

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)	Statement 2
(A Development Stage Company)
Consolidated Statements of Changes in Stockholders’ Deficiency
US Funds

				Deficit
				Accumulated
			Additional	During the	Accumulated	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Gain (Loss)	Deficiency

Shares issued for cash at
$0.003 per share - April 30,
2004	4,366,265	$4,366	$9,027	$-	$-	$13,393
Shares issued for consulting
at $0.003 per share -
August 1, 2004	236,143	236	497	-	-	733

Loss for the period	-	-	-	(72,327)	-	(72,327)
Foreign currency translation
adjustment	-	-	-	-	477	477

Balance - September 30, 2004
- Issued	4,602,408	4,602	9,524	(72,327)	477	(57,724)
Shares allotted for consulting
at $0.003 per share -
issued on November 2,	236,143	236	498	-	-	734
2004
Balance - September 30, 2004
- Issued and allotted	4,838,551	4,838	10,022	(72,327)	477	(56,990)
Shares issued for consulting
at $0.003 per share -
February 2, 2005	236,143	236	498	-	-	734
Shares issued for consulting
at $0.003 per share -
April 28, 2005	708,439	709	1,660	-	-	2,369
Shares issued for debt at
$0.026 per share - April 28,
2005	6,216,867	6,217	152,848	-	-	159,065

Loss for the period	-	-	-	(118,462)	-	(118,462)
Foreign currency translation
adjustment	-	-	-	-	(5,488)	(5,488)

Balance - August 31, 2005
- Issued before acquisition	12,000,000	12,000	165,028	(190,789)	(5,011)	(18,772)
Acquisition of Infrablue Ltd.
- Recapitalization - August 31,
2005(Note 1)	5,705,800	5,706	29,955	-	-	35,661

Balance - August 31, 2005
- Issued post acquisition	17,705,800	17,706	194,983	(190,789)	(5,011)	16,889

Loss for the period	-	-	-	(56,334)	-	(56,334)
Foreign currency translation
adjustment	-	-	-	-	1,184	1,184

Balance - September 30, 2005	17,705,800	$17,706	$194,983	$(247,123)	$(3,827)	$(38,261)

- See Accompanying Notes -

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)	Statement 3
(A Development Stage Company)
Consolidated Statements of Operations
US Funds

			Cumulative
		From	From
		Incorporation	Incorporation
	For the	February 18,	(February 18,
	Year Ended	2004 to	2004) to
	September 30,	September 30,	September 30,
	2005	2004	2005
Sales	$31,958	$-	$31,958
Cost of Sales	23,690	-	23,690
Gross Profit	8,268	-	8,268
General and Administrative Expenses
Salaries and wages	75,031	26,001	101,032
Accounting and auditing	32,061	29,423	61,484
Marketing and promotion	28,532	8,695	37,227
Legal	16,087	903	16,990
Rent	11,101	4,513	15,614
Office and information technology	6,895	2,643	9,538
Sub-contractors	5,551	-	5,551
Development	3,399	-	3,399
Travel	2,238	-	2,238
Depreciation	1,267	149	1,416
	182,162	72,327	254,489

Loss from Operations	(173,894)	(72,327)	(246,221)
Other Income (Expense)
Interest income (expense)	(340)	-	(340)
Foreign exchange loss	(562)	-	(562)
Loss for the Period	$(174,796)	$(72,327)	$(247,123)

Loss per Share – Basic and Diluted	$(0.02)	$(0.02)

Weighted Average Shares Outstanding	8,398,605	3,031,749

Comprehensive Loss
Loss for the period	$(174,796)	$(72,327)	$(247,123)
Foreign currency translation adjustment	(4,304)	477	(3,827)
Total Comprehensive Loss for the Period	$(179,100)	$(71,850)	$(250,950)

Comprehensive Loss per Share	$(0.02)	$(0.02)

- See Accompanying Notes -

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)	Statement 4
(A Development Stage Company)
Consolidated Statements of Cash Flows
US Funds

			Cumulative
		From	From
		Incorporation	Incorporation
	For the	(February 18,	(February 18,
	Year Ended	2004) to	2004) to
	September 30,	September 30,	September 30,
	2005	2004	2005
Operating
Loss for the period	$(174,796)	$(72,327)	$(247,123)
Items not involving an outlay of cash:
Depreciation	1,267	149	1,416
Shares for consulting services	3,103	1,467	4,570
Accrued interest	599	-	599
Changes in non-cash working capital items:
Accounts receivable	(6,967)	(4,292)	(11,259)
Inventory	(4,629)	-	(4,629)
Accounts payable	10,216	5,335	15,551
Accrued liabilities	22,994	25,723	48,717
	(148,213)	(43,945)	(192,158)

Investing
Acquisition of property and equipment	(2,089)	(1,803)	(3,892)
Cash acquired on purchase of Tomi Holdings Inc.	135,688	-	135,688
	133,599	(1,803)	131,796

Financing
Loan from related party	159,065	-	159,065
Amounts due to related party	(17,234)	31,878	14,644
Share issuances for cash	-	13,393	13,393
	141,831	45,271	187,102

Effect of exchange rate changes on cash and
cash equivalents	(4,304)	477	(3,827)

Net Increase in Cash and Cash Equivalents	122,913	-	122,913
Cash and cash equivalents - Beginning of period	-	-	-
Cash and Cash Equivalents - End of Period	$122,913	$-	$122,913

Income Taxes Paid	$-	$-	$-
Interest Paid	$35	$-	$35

- See Accompanying Notes -

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

1.	Organization and Going Concern

Organization

Tomi Holdings Inc. (the "Company" or “Tomi”) was incorporated on April 5, 2005 under the laws of the State of Nevada. On October 20, 2005, the Company changed its name to Infrablue (US) Inc.

By letter of intent dated April 18, 2005 and a Share Exchange Agreement ("Agreement") dated May 23, 2005 and as amended on June 30, 2005 and July 31, 2005 with Infrablue Ltd. ("Infrablue"), a United Kingdom corporation, wherein Tomi agreed to issue to the shareholders of Infrablue 12,000,000 Tomi shares in exchange for the 2,075,000 shares that constituted all the issued and outstanding shares of Infrablue. On August 31, 2005, Infrablue completed the reverse acquisition (“RTO”) under the Agreement with Tomi. Immediately before the date of the RTO, Tomi had 100,000,000 common shares authorized and 5,705,800 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,075,000 issued and outstanding shares of common stock of Infrablue were exchanged for 12,000,000 Tomi shares, on an approximate 5.783 to 1 basis.

Immediately after the RTO, the management of Infrablue took control of the board and officer positions of Tomi, constituting a change of control. Because the former owners of Infrablue gained control of Tomi, the transaction would normally have been considered a purchase by Infrablue. However, since Tomi was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of Infrablue and the issuance of stock by Infrablue (represented by the outstanding shares of Tomi) for the assets and liabilities of Tomi. The value of the net assets of Tomi acquired by Infrablue is the same as their historical book value, being $35,661. At the date of the acquisition, the balance sheet of Tomi was as follows:

Cash and cash equivalents	$126,394
Due from Infrablue	9,294
Total Assets	$135,688

Accrued liabilities	$10,027
Promissory notes payable	90,000
Total Liabilities	$100,027

Net Assets	$35,661

Infrablue was incorporated February 18, 2004 and is a technology and marketing company, headquartered in London, England. The major asset of Infrablue is the license to market the Infrablue Technology (Note 11b).

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

1.	Organization and Going Concern - Continued

The Company as at September 30, 2005, has agency exploitation agreements for the sale of a Bluetooth software and device, known as IRMA Bluetooth. This product is used by mobile professionals for connecting Smart Phones or personal digital assistants (“PDA’s”) to a projector or other type of presentation equipment. The Company intends to market its product via a three- channel strategy: trade distributors, complementary manufacture bundles and Original Equipment Manufacturer (“OEM”) sales. The trade distributor strategy targets partners with large reseller chains that have the ability to reach high volumes of end customers. Complementary manufacture bundles involve packaging the Infrablue products with other software and hardware, such as PDA’s, Smart Phones and projectors thereby presenting a united solution for the end customer. OEM licensing of the product hardware and software solutions is intended to allow the Company to distribute its products through large businesses, although OEMs will be allowed to use their own branding.

Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at September 30, 2005, the Company has a loss from operations of $173,894, an accumulated deficit of $247,123 and has incurred an accumulated operating cash flow deficit of $192,158 since incorporation. The Company intends to continue funding operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next fiscal year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

	a)	Basis of Consolidation

These consolidated financial statements include the accounts of Infrablue Ltd. since its incorporation on February 18, 2004 and Infrablue (US) Inc. since the reverse acquisition on August 31, 2005 (Note 1). All intercompany balances and transactions have been eliminated.

	b)	Fiscal Period

The Company’s fiscal year ends on September 30.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	c)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

	d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

	e)	Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inception has been considered as part of the Company’s development stage activities.

	f)	Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

	g)	Property and Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets as follows:

Estimated useful life (in years)
Office and computer equipment	3

Maintenance, repairs and minor renewals are charged directly to the statement of operations as incurred. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the financial statements and any resulting gain or loss is included in the statement of operations.

h)	Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	i)	Inventory

Inventory is stated at the lower of cost or market. Cost includes all costs of purchase, cost of conversion and other costs incurred in bringing the inventory to its present location and condition, and is calculated using the weighted average method.

The Company evaluates its inventory on every reporting period and makes necessary adjustments. The Company writes down its inventory for estimated lower of cost or market, obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the net realizable value based upon assumptions about future demand and market conditions. Other factors influencing these write downs include: rapid technological changes, product life cycle and product pricing. The write-down of inventory to its net realizable value is charged to income before taxes in the period of the write-down.

	j)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

	k)	Foreign Currency Translations

The Company’s functional currencies are pounds sterling ("GBP") and the U.S. dollar. The Company’s reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

		i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date,
		ii)	Equity at historical rates, and
		iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders’ equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

	l)	Advertising

The Company expenses the cost of advertising when incurred. Advertising expenses are included with marketing and promotion in general and administrative expenses in the accompanying statements of operations.

	m)	Shipping and Handling Charges

Shipping and handling costs are included in cost of goods sold in the accompanying statements of operations in accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs".

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	n)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

	o)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, amounts due to related parties and promissory notes payable. Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

	p)	Concentrations and Credit Risk

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of amounts due to related parties. The Company’s existence and survival presently depends on its on maintaining a good standing of its licence to the intellectual property (Note 4).

	q)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	r)	Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information,” changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in two segments, Western Europe and the United States (Note 9).

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	s)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (“APB”) No. 25 "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123” and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25.” This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

	t)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

	u)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at September 30, 2005. The Company has incurred net losses and has no potentially dilutive common shares, therefore; basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

	v)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	w)	Software Costs

The Company’s policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed.”

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Capitalized software costs, if any, will be reflected as property and equipment on the balance sheet.

	x)	Obligations Under Capital Leases

Leases are classified as either capital or operating. Leases that transfer substantially all of the benefits and risks of ownership of property to the company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded with its related long-term financing. As at the current period-end, the Company does not have any capital lease obligations. Payments under operating leases are expensed as incurred.

	y)	Recently Adopted Accounting Standards

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period- specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets,” an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005. The Company does not expect the provisions of SFAS 153 will have a significant impact on its results of operations.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	y)	Recently Adopted Accounting Standards – Continued

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment.” SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.”

SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4.” This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2005. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

3.	Property and Equipment

Details are as follows:

			Net Book	Net Book
			Value	Value
		Accumulated	September 30,	September 30,
	Cost	Depreciation	2005	2004

Office and computer equipment	$3,892	$1,416	$2,476	$1,654

4.	Agency Exploitation Agreement

By agency exploitation agreement dated March 30, 2004, between the Company and third party licensors, the Company is allowed to use, deal with and exploit the intellectual property rights for the IRMA Bluetooth technology in the regions of Australia, Asia, Europe, United States and Canada. As consideration the Company will pay 25% of the gross income from the exploitation of those rights. The Company warrants to the licensors that the total gross income from the exploitation of the rights in any calendar quarter shall not be less than $814,150 (GBP448,000) during the first three years of the agreement (not achieved). The agreement can be terminated by the licensors at any time with 30 business days notice. Subsequent to year-end, the intellectual property was purchased by the Company (Note 11b) and the agency exploitation agreement was cancelled (Note 11c).

5.	Promissory Notes Payable

During the current year, the Company received $90,000 in cash evidenced by promissory notes. These Notes bear interest at the US bank prime rate and are payable on demand. As at September 30, 2005, there was $599 of accrued interest recorded in these financial statements.

6.	Capital Stock

a)

The number of shares outstanding presented in these financial statements relating to share transactions taking place prior to August 31, 2005 has been restated to reflect the approximate 5.783:1 ratio based upon the 12,000,000 shares issued on August 31, 2005 to acquire the 2,075,000 shares of Infrablue Ltd.

	b)	During the year, the Company issued Nil (2004 - 4,366,265) shares of common stock for total cash consideration of $Nil (2004 - $13,393).

	c)	On April 30, 2004, the Company split its stock on a 100 new for 1 old basis. Common shares issued prior to the effective date of the stock split have been restated to reflect the stock split ratio.

d)

During the year, the Company issued 944,582 (2004 – 236,143) and allotted Nil (2004 - 236,143) of common stock to the Managing Director for consulting and employment services (Note 7b). The shares were recorded at $3,103 (2004 - $1,467) being the fair value at the time of issuance.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

6.	Capital Stock – Continued

	e)	By agreement dated April 28, 2005, the Company issued 6,216,867 common shares in full settlement of $159,065 of debt owed to the majority shareholder (Note 8).

	f)	There were no warrants or stock options granted during the current period and none were outstanding as at September 30, 2005 and 2004.

7.	Related Party Balances and Transactions

a)

The amounts due to related parties of $14,644 (2004 - $31,878) are non-interest bearing and due on demand. Included in due to related parties are $3,413 (2004 - $31,878) with a shareholder of the Company, $6,824 (2004 - $Nil) and $4,407 (2004 - $Nil) owing to two separate companies with directors in common with a corporate shareholder of the Company.

b)

By employment agreement dated April 1, 2004 and amended July 20, 2004, the Company agreed to pay the Managing Director $51,618 (GBP28,000) per annum plus 236,143 common shares every three months to a maximum of 1,416,868 shares. During the period, $68,896 (2004 - $24,000) was paid to the Managing Director, of which $65,793 (2004 - $22,534) was in cash and $3,103 (2004 - $1,467) was from the issuance of 944,582 (2004 - 236,143) and the allotment of Nil (2004 - 236,143) shares.

	c)	During the current period, the Company paid or accrued the following fees:

i)

$5,181 (2004 - $3,610) for accounting; $1,295 (2004 - $903) for legal; $2,775 (2004 - $9,026) for marketing and promotion; $6,476 (2004 - $4,513) for rent; $4,533 (2004 - $Nil) for office and $Nil (2004 - $1,805) for salaries and wages to a company that is a shareholder of the Company; and

		ii)	$4,625 (2004 - $Nil) for rent to a company with directors in common with a corporate shareholder of the Company.

8.	Loan Payable to Related Party

By agreement dated October 4, 2004, the Company entered into a loan agreement with the majority shareholder whereby the shareholder would make available up to $269,655 (GBP150,000). The facility was available in tranches of $53,931 (GBP30,000) every three months. The facility was to be paid, including all accrued interest, by April 1, 2007 and bore interest at 6% per annum above the Svenska Handelsbanken Plc base rate or 10% per annum whichever is greater. During the first eighteen months from the date of the agreement, the loan was interest free. As security the shareholder had a first charge debenture agreement for all Company assets. By agreement dated April 28, 2005, the Company settled the full amount of the loan, being $159,065 with the issuance of 6,216,867 common shares. The loan facility was cancelled at that time.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

9.	Segmented Information

Details on a geographic basis as at September 30, 2005 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$37,455	$103,822	$141,277
Revenue	$31,958	$-	$31,958
Loss for the year	$(156,724)	$(18,072)	$(174,796)

Details on a geographic basis as at September 30, 2004 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$5,946	$-	$5,946
Revenue	$-	$-	$-
Loss for the year	$(72,327)	$-	$(72,327)

10.	Income Taxes

The Company has incurred non-capital losses for UK tax purposes of approximately $229,000, which may be carried forward indefinitely and used to reduce taxable income of future years. The Company also had accumulated net operating losses for U.S. federal income tax purposes of approximately $63,000, which may be carried forward until 2025 and used to reduce taxable income of future years.

Details of future income tax assets:

	September 30,	September 30,
Future income tax assets:	2005	2004
Non-capital tax loss	$90,000	$21,690
Valuation allowance	(90,000)	(21,690)
	$-	$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

11.	Subsequent Events

a)

By agreement dated November 30, 2005, the Company entered into a debt conversion agreement whereby the Company agreed to issue 360,000 common shares valued at $0.25 per share in full settlement of a $90,000 loan advanced to the company.

b)

By agreement dated November 1, 2005, the Company acquired on November 30, 2005, from its majority stockholder, the Infrablue Technology by issuing 10,000,000 common shares of the Company. The Infrablue Technology is comprised of a suite of software programs and a computer peripheral device that enables users to make presentations wirelessly, directly from a personal digital assistant (“PDA”) or mobile smartphone to a projector. The acquisition is a related party transaction; therefore, the intellectual property will be recorded in the Company’s books in the amount equal to the costs of acquiring and developing the Infrablue Technology by the majority stockholder. The value assigned was 2,500,000, which is the value of the consideration paid by the majority stockholder when they acquired it from a third party. This amount will be expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

	c)	On November 30, 2005, the Agency Exploitation Agreement dated March 30, 2004, between the Company and third party licensors has been cancelled.

12.	Non-Cash Transactions

The following is a schedule of non-cash investing and financing transactions:

				Cumulative
			From	From
			Incorporation	Incorporation
	For the		(February 18,	(February 18,
	Year Ended		2004) to	2004) to
	September 30,		September 30,	September 30,
	2005		2004	2005

Shares issued for acquisition of Infrablue Ltd.	$35,661	$		$35,66
Shares issued to related party for debt	$159,065	$		$159,06
Shares issued for consulting services	$3,103		$1,467	$4,57
Shares issued for acquisition of assets and
liabilities of Tomi Holdings Inc.:
Due from Infrablue Ltd.	$9,294	$		$9,29
Accrued liabilities	$10,027	$		$10,02
Promissory notes payable	$90,000	$		$90,00

INFRABLUE (US) INC.

(Formerly Tomi Holdings Inc.)

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

US FUNDS
(Unaudited)

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)	Statement 1
(A Development Stage Company)
Interim Consolidated Balance Sheet
US Funds

	As at
	December 31,	As at
	2005	September 30,
ASSETS	(Unaudited)	2005
Current
Cash	$70,665	$122,913
Accounts Receivable	13,058	11,259
Inventory	11,909	4,629
	95,632	138,801

Property and Equipment (Note 3)	2,186	2,476
	$97,818	$141,277

LIABILITIES
Current
Accounts payable	$69,299	$15,551
Accrued liabilities	49,128	58,744
Accrued interest (Note 5)	-	599
Promissory notes payable (Note 5)	-	90,000
Due to related parties (Note 7)	16,875	14,644
	135,302	179,538
Going Concern (Note 1)

STOCKHOLDERS’ DEFICIENCY
Capital Stock
Common Stock
Authorized: 100,000,000 shares with $0.001 par value
Issued and fully paid: 28,065,800 (September 30, 2005 –
17,705,800) - Statement 2 (Note 6)	28,066	17,706
Additional paid-in capital - Statement 2 (Note 6)	2,776,256	194,983
Preferred Stock
Authorized: 5,000,000 shares with $0.001 par value
Issued and fully paid: Nil	-	-
Accumulated Comprehensive Loss - Statement 2	(3,775)	(3,827)
Deficit – Accumulated during the development stage – Statement 2	(2,838,031)	(247,123)
	(37,484)	(38,261)
	$97,818	$141,277

- See Accompanying Notes -

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)	Statement 2
(A Development Stage Company)
Interim Consolidated Statements of Changes in Stockholders’ Deficiency
US Funds
(Unaudited)

				Deficit
				Accumulated
			Additional	During the	Accumulated	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Gain (Loss)	Deficiency

Shares issued for cash at $0.003 per
share – April 30, 2004	4,366,265	$4,366	$9,027	$-	$-	$13,393
Shares issued for consulting at
$0.003 per share - August 1, 2004	236,143	236	497	-	-	733
Loss for the period	-	-	-	(72,327)	-	(72,327)
Foreign currency translation
adjustment	-	-	-	-	477	477
Balance - September 30, 2004 –
Issued	4,602,408	4,602	9,524	(72,327)	477	(57,724)
Shares allotted for consulting at
$0.003 per share - issued on
November 2, 2004	236,143	236	498	-	-	734
Balance - September 30, 2004 - Issued
and allotted	4,838,551	4,838	10,022	(72,327)	477	(56,990)
Shares issued for consulting at
$0.003 per share - February 2, 2005	236,143	236	498	-	-	734
Shares issued for consulting at
$0.003 per share - April 28, 2005	708,439	709	1,660	-	-	2,369
Shares issued for debt at $0.026 per
share – April 28, 2005	6,216,867	6,217	152,848	-	-	159,065
Loss for the period	-	-	-	(118,462)	-	(118,462)
Foreign currency translation
adjustment	-	-	-	-	(5,488)	(5,488)

Balance - August 31, 2005
- Issued before acquisition	12,000,000	12,000	165,028	(190,789)	(5,011)	(18,772)
Acquisition of Infrablue Ltd.
- Recapitalization (Note 1)	5,705,800	5,706	29,955	-	-	35,661

Balance - August 31, 2005
- Issued post acquisition	17,705,800	17,706	194,983	(190,789)	(5,011)	16,889
Loss for the period	-	-	-	(56,334)	-	(56,334)
Foreign currency translation
adjustment	-	-	-	-	1,184	1,184

Balance - September 30, 2005	17,705,800	17,706	194,983	(247,123)	(3,827)	(38,261)
Shares issued for debt at $0.25 per
share – November 30, 2005	360,000	360	91,273	-	-	91,633
Shares issued for intellectual
property at $0.25 per share –
November 30, 2005	10,000,000	10,000	2,490,000	-	-	2,500,000
Loss for the period	-	-	-	(2,590,908)	-	(2,590,908)
Foreign currency translation
adjustment	-	-	-	-	52	52
Balance – December 31, 2005
(Unaudited)	28,065,800	$28,066	$2,776,256	$(2,838,031)	$(3,775)	$(37,484)

- See Accompanying Notes -

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)	Statement 3
(A Development Stage Company)
Interim Consolidated Statements of Operations
US Funds
(Unaudited)

			From
	For the Three	For the Three	Incorporation
	Months Ended	Months Ended	(February 18, 2004)
	December 31,	December 31,	to December 31,
	2005	2004	2005
Sales	$14,583	$681	$46,541
Cost of Sales	11,139	523	34,829
Gross Profit	3,444	158	11,712
General and Administrative Expenses
Intellectual property (Note 4)	2,500,000	-	2,500,000
Accounting and auditing	53,675	2,706	115,159
Salaries and wages	15,785	19,122	116,817
Legal	14,470	560	31,460
Marketing and promotion	3,722	10,755	40,949
Rent	2,624	2,799	18,238
Test equipment	1,232	-	1,232
Interest and bank charges	1,214	-	1,214
Office and information technology	351	2,199	9,889
Depreciation	308	295	1,724
Travel	32	1,271	2,270
Sub-contractors	-	2,799	5,551
Development	-	-	3,399
	2,593,413	42,506	2,847,902

Other Expenses
Interest expense	111	45	451
Foreign exchange loss	828	30	1,390
Loss for the Period	$(2,590,908)	$(42,423)	$(2,838,031)

Loss per Share – Basic and Diluted	$(0.12)	$(0.01)

Weighted Average Shares Outstanding	21,309,278	4,753,845

Comprehensive Loss
Loss for the period	$(2,590,908)	$(42,423)	$(2,838,031)
Foreign currency translation adjustment	52	(5,333)	(3,775)
Total Comprehensive Loss for the
Period	$(2,590,856)	$(47,756)	$(2,841,806)

Comprehensive Loss per Share	$(0.12)	$(0.01)

- See Accompanying Notes -

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)	Statement 4
(A Development Stage Company)
Interim Consolidated Statements of Cash Flows
US Funds
(Unaudited)

			From
	For the Three	For the Three	Incorporation
	Months Ended	Months Ended	(February 18, 2004)
	December 31,	December 31,	to December 31,
	2005	2004	2005
Operating
Loss for the period	$(2,590,908)	$(42,423)	$(2,838,031)
Items not involving an outlay of cash:
Depreciation	308	295	1,724
Shares for consulting services	-	-	4,570
Accrued interest	1,034	-	1,633
Shares for intellectual property	2,500,000	-	2,500,000
Changes in non-cash working capital
items:
Accounts receivable	(1,799)	4,292	(13,058)
Prepaid expenses	-	(464)	-
Inventory	(7,280)	(808)	(11,909)
Accounts payable	53,748	27,575	69,299
Accrued liabilities	(9,616)	6,183	39,101
	(54,513)	(5,350)	(246,671)

Investing
Acquisition of property and equipment	(18)	(2,092)	(3,910)
Cash acquired on purchase of Tomi
Holdings Inc.	-	-	135,688
	(18)	(2,092)	131,778

Financing
Loan from related party	-	102,977	159,065
Amounts due to related party	2,231	(31,878)	16,875
Share issuances for cash	-	-	13,393
	2,231	71,099	189,333

Effect of exchange rate changes on cash	52	(5,333)	(3,775)

Net Increase (Decrease) in Cash	(52,248)	58,324	70,665
Cash – Beginning of period	122,913	-	-
Cash – End of Period	$70,665	$58,324	$70,665

Income Taxes Paid	$-	$-	$-
Interest Paid	$111	$45	$146

- See Accompanying Notes -

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

1.	Organization and Going Concern

Organization

Tomi Holdings Inc. (the "Company" or “Tomi”) was incorporated on April 5, 2005 under the laws of the State of Nevada. On October 20, 2005, the Company changed its name to Infrablue (US) Inc.

By letter of intent dated April 18, 2005 and a Share Exchange Agreement ("Agreement") dated May 23, 2005 and as amended on June 30, 2005 and July 31, 2005 with Infrablue Ltd. ("Infrablue"), a United Kingdom corporation, wherein Tomi agreed to issue to the shareholders of Infrablue 12,000,000 Tomi shares in exchange for the 2,075,000 shares that constituted all the issued and outstanding shares of Infrablue. On August 31, 2005, Infrablue completed the reverse acquisition (“RTO”) under the Agreement with Tomi. Immediately before the date of the RTO, Tomi had 100,000,000 common shares authorized and 5,705,800 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,075,000 issued and outstanding shares of common stock of Infrablue were exchanged for 12,000,000 Tomi shares, on an approximate 5.783 to 1 basis.

Immediately after the RTO, the management of Infrablue took control of the board and officer positions of Tomi, constituting a change of control. Because the former owners of Infrablue gained control of Tomi, the transaction would normally have been considered a purchase by Infrablue. However, since Tomi was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of Infrablue and the issuance of stock by Infrablue (represented by the outstanding shares of Tomi) for the assets and liabilities of Tomi. The value of the net assets of Tomi acquired by Infrablue is the same as their historical book value, being $35,661. At the date of the acquisition, the balance sheet of Tomi was as follows:

Cash	$126,394
Due from Infrablue	9,294
Total Assets	$135,688

Accrued liabilities	$10,027
Promissory notes payable	90,000
Total Liabilities	$100,027

Net Assets	$35,661

Infrablue was incorporated February 18, 2004 and is a technology and marketing company, headquartered in London, England. The major asset of Infrablue is the license to market the Infrablue Technology.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

1.	Organization and Going Concern - Continued

The Company as at December 31, 2005, has the rights for the sale of a Bluetooth software and device, known as IRMA Bluetooth. This product is used by mobile professionals for connecting Smart Phones or personal digital assistants (“PDA’s”) to a projector or other type of presentation equipment. The Company intends to market its product via a three-channel strategy: trade distributors, complementary manufacture bundles and Original Equipment Manufacturer (“OEM”) sales. The trade distributor strategy targets partners with large reseller chains that have the ability to reach high volumes of end customers. Complementary manufacture bundles involve packaging the Infrablue products with other software and hardware, such as PDA’s, Smart Phones and projectors thereby presenting a united solution for the end customer. OEM licensing of the product hardware and software solutions is intended to allow the Company to distribute its products through large businesses, although OEMs will be allowed to use their own branding.

Going Concern and Liquidity Considerations

The accompanying unaudited interim consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended December 31, 2005 are not necessarily indicative of the results that may be expected for the year ended September 30, 2006.

The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at December 31, 2005, the Company has a working capital deficiency of $39,670, an accumulated deficit of $2,838,031 and has incurred an accumulated operating cash flow deficit of $246,671. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next fiscal year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

2.	Significant Accounting Policies

	a)	Basis of Consolidation

These interim consolidated financial statements include the accounts of Infrablue Ltd. since its incorporation on February 18, 2004 and Infrablue (US) Inc. since the reverse acquisition on August 31, 2005 (Note 1). All intercompany balances and transactions have been eliminated.

	b)	Fiscal Period

The Company’s fiscal year ends on September 30.

	c)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

	d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

	e)	Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inception has been considered as part of the Company’s development stage activities.

	f)	Cash and Cash Equivalents

Cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

	g)	Property and Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets as follows:

Estimated useful life (in years)
Office and computer equipment	3

Maintenance, repairs and minor renewals are charged directly to the statement of operations as incurred. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the financial statements and any resulting gain or loss is included in the statement of operations.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

	h)	Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

	i)	Inventory

Inventory is stated at the lower of cost or market. Cost includes all costs of purchase, cost of conversion and other costs incurred in bringing the inventory to its present location and condition, and is calculated using the weighted average method.

The Company evaluates its inventory on every reporting period and makes necessary adjustments. The Company writes down its inventory for estimated lower of cost or market, obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the net realizable value based upon assumptions about future demand and market conditions. Other factors influencing these write downs include: rapid technological changes, product life cycle and product pricing. The write-down of inventory to its net realizable value is charged to income before taxes in the period of the write-down.

	j)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

	k)	Foreign Currency Translations

The Company’s functional currency is pounds sterling ("GBP"). The Company’s reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

		i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date,
		ii)	Equity at historical rates, and
		iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders’ equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

	l)	Advertising

The Company expenses the cost of advertising when incurred. Advertising expenses are included with marketing and promotion in the general and administrative expenses in the accompanying statements of operations.

	m)	Shipping and Handling Charges

Shipping and handling costs are included in cost of goods sold in the accompanying statements of operations in accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs".

	n)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

	o)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable and amounts due to related parties. Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

	p)	Concentrations and Credit Risk

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of amounts due to related parties.

	q)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	r)	Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information,” changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in two segments, Western Europe and the United States (Note 9).

	s)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (“APB”) No. 25 "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123” and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25.” This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

	t)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

	u)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at December 31, 2005. The Company has incurred net losses and has no potentially dilutive common shares, therefore; basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

	v)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

	w)	Software Costs

The Company’s policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed.”

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Capitalized software costs, if any, will be reflected as property and equipment on the balance sheet.

	x)	Obligations Under Capital Leases

Leases are classified as either capital or operating. Leases that transfer substantially all of the benefits and risks of ownership of property to the company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded with its related long-term financing. As at the current period-end, the Company does not have any capital lease obligations. Payments under operating leases are expensed as incurred.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

	y)	Recently Adopted Accounting Standards

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” This statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. It establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. In addition, SFAS 155 clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133. It also clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS 155 amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period- specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets,” an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005. The company does not expect the provisions of SFAS 153 will have a significant impact on its results of operations.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

	y)	Recently Adopted Accounting Standards – Continued

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment.” SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.”

SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4.” This statement is effective for fiscal years beginning after June 15, 2005; therefore, it became effective for the Company beginning October 1, 2005. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard did not have a material effect on the Company’s results of operations or financial position.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

3.	Property and Equipment

Details are as follows:

			Net Book
			Value
		Accumulated	December 31,
	Cost	Depreciation	2005

Office and computer equipment	$3,910	$1,724	$2,186

			Net Book
			Value
		Accumulated	September 30,
	Cost	Depreciation	2005

Office and computer equipment	$3,892	$1,416	$2,476

4.	Agency Exploitation Agreement

By agency exploitation agreement dated March 30, 2004, between the Company and third party licensors, the Company is allowed to use, deal with and exploit the intellectual property rights for the IRMA Bluetooth technology in the regions of Australia, Asia, Europe, United States and Canada. On November 30, 2005, the intellectual property was purchased by the Company and the agency exploitation agreement was cancelled.

The purchase of the intellectual property was pursuant to an agreement dated November 1, 2005, whereby the Company acquired from its majority stockholder, the Infrablue Technology by issuing 10,000,000 common shares. The Infrablue Technology is comprised of a suite of software programs and a computer peripheral device that enables users to make presentations wirelessly, directly from a personal digital assistant (“PDA”) or mobile smartphone to a projector. The acquisition is a related party transaction; therefore, the intellectual property was recorded in the Company’s books in the amount equal to the costs of acquiring and developing the Infrablue Technology by the majority stockholder. The value assigned was $2,500,000, which is the value of the consideration paid by the majority shareholder when they acquired it from a third party. This amount was expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

5.	Promissory Notes Payable

During the prior year, the Company received $90,000 in cash by issuing promissory notes. These notes bear interest at the US bank prime rate and are payable on demand. The Company cancelled the loans when it entered into debt conversion agreements dated November 30, 2005, whereby the Company issued 360,000 common shares valued at $0.25 per share in full settlement of the $90,000 plus related interest of $1,633 (September 30, 2005 – accrued $599).

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

6.	Capital Stock

a)

The number of shares outstanding presented in these financial statements relating to share transactions taking place prior to August 31, 2005 has been restated to reflect the approximate 5.783:1 ratio based upon the 12,000,000 shares issued on August 31, 2005 to acquire the 2,075,000 shares of Infrablue Ltd. (Note 1).

b)

During the year ended September 30, 2004, the Company split its stock on a 100 new for 1 old basis. Common shares issued prior to the effective date of the stock split have been restated to reflect the stock split ratio.

c)

During the current period, the Company issued Nil (September 30, 2005 – 944,582, September 30, 2004 – 236,143) and allotted Nil (September 30, 2005 – Nil, September 30, 2004 - 236,143) of common stock to the Managing Director for consulting and employment services (Note 7b). The shares were recorded at $Nil (September 30, 2005 – $3,103, September 30, 2004 - $1,467) being the fair value at the time of issuance.

d)	By agreement dated April 28, 2005, the Company issued 6,216,867 common shares in full settlement of $159,065 of debt owed to the majority shareholder (Note 8).

e)	On November 30, 2005, the Company issued 360,000 common shares at $0.25 per share in full settlement of the $90,000 promissory notes payable and related interest of $1,633 (Note 5).

f)	On November 30, 2005, the Company issued 10,000,000 common shares at $0.25 per share as consideration for the acquisition of the Infrablue Technology from its majority stockholder (Note 4).

There were no warrants or stock options granted during the current period and none were outstanding as at December 31, 2005 and 2004.

7.	Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in these financial statements are as follows:

a)

The amounts due to related parties of $16,875 (September 30, 2005 - $14,644) are non-interest bearing and due on demand. Included in due to related parties are $3,331 (September 30, 2005 - $3,413) with a shareholder of the Company and $6,661 (September 30, 2005 - $6,824) and $6,883(September 30, 2005 - $4,407) owing to two separate companies with a director in common with a corporate shareholder of the Company.

b)

By employment agreement dated April 1, 2004 and amended July 20, 2004, the Company agreed to pay the Managing Director $51,618 (GBP28,000) per annum plus 236,143 common shares every three months to a maximum of 1,416,868 shares. During the period, $13,994 (December 31, 2004 - $15,438) was paid to the Managing Director, of which $13,994 (December 31, 2004 - $14,704) was in cash and $Nil (December 31, 2004 - $734) was from the issuance of Nil (December 31, 2004 - 236,143) shares.

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

7.	Related Party Balances and Transactions - Continued

c)	During the current period, the Company paid or accrued the following fees:

i)

$Nil (December 31, 2004 - $2,240) for accounting; $Nil (December 31, 2004 - $560) for legal; $Nil (December 31, 2004 - $2,799) for marketing and promotion; $Nil (December 31, 2004 - $2,799) for rent; $Nil (December 31, 2004 - $1,960) for office to a company that is a corporate shareholder of the Company; and

	ii)	$2,624 (December 31, 2004 - $Nil) for rent to a company with a director in common with a corporate shareholder of the Company.

The above transactions, occurring in the normal course of operations, are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

8.	Loan Payable to Related Party

By agreement dated October 4, 2004, the Company entered into a loan agreement with the majority shareholder whereby the shareholder would make available up to $269,655 (GBP150,000). The facility was available in tranches of $53,931 (GBP30,000) every three months. The facility was to be paid, including all accrued interest, by April 1, 2007 and bore interest at 6% per annum above the Svenska Handelsbanken Plc base rate or 10% per annum whichever is greater. During the first eighteen months from the date of the agreement, the loan was interest free. As security the shareholder had a first charge debenture agreement for all Company assets. By agreement dated April 28, 2005, the Company settled the full amount of the loan, being $159,065 with the issuance of 6,216,867 common shares. The loan facility was cancelled at that time.

9.	Segmented Information

Details on a geographic basis as at December 31, 2005 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$45,028	$52,790	$97,818
Revenue	$14,583	$-	$14,583
Loss for the period	$(27,653)	$(2,563,255)	$(2,590,908)

Details on a geographic basis as at September 30, 2005 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$37,455	$103,822	$141,277
Revenue	$31,958	$-	$31,958
Loss for the year	$(156,724)	$(18,072)	$(174,796)

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

10.	Income Taxes

The Company has incurred non-capital losses for UK tax purposes of approximately $257,000, which may be carried forward indefinitely and used to reduce taxable income of future years. The Company also had accumulated net operating losses for U.S. federal income tax purposes of approximately $295,000, which may be carried forward until 2025 and used to reduce taxable income of future years.

Details of future income tax assets:

	December 31,	September 30,
Future income tax assets:	2005	2005
Non-capital tax loss	$177,500	$90,000
Valuation allowance	(177,500)	(90,000)
	$-	$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

11.	Non-Cash transactions

The following is a schedule of non-cash investing and financing transactions:

			From
			Incorporation
	For the Three	For the Three	(February 18,
	Months Ended	Months Ended	2004) to
	December 31	December 31	December 31
	2005	2004	2005
Shares issued for acquisition of Infrablue Ltd.	$-	$-	$35,661
Shares issued to related party for debt	$-	$-	$159,065
Shares issued for consulting services	$-	$-	$4,570
Shares issued for intellectual property	$2,500,000	$-	$2,500,000
Share issuances for debt	$91,633	$-	$91,633
Acquisition of Assets and Liabilities of
Tomi Holdings Inc.:
Due from Infrablue	$-	$-	$9,294
Accrued liabilities	$-	$-	$10,027
Promissory notes payable	$-	$-	$90,000

Infrablue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
December 31, 2005
US Funds
(Unaudited)

12.	Subsequent Events

a)

Subsequent to period end, the Company issued a convertible promissory note ("Note") for $50,000 to an unrelated third party. The Note bears interest at the US bank prime rate compounded annually and the principal and accrued interest on the Note are due and payable on February 16, 2008. The holder of the Note will have the right to convert the principal and accrued interest into units of the Company at a conversion rate of $0.25 per unit. Each unit is comprised of one share ("Share") of common stock of the Company and one share purchase warrant ("Warrant"). Each Warrant entitles the holder to purchase one additional Share ("Warrant Share") at a price of $0.50 per Warrant Share, for a period of one year following the conversion date.

b)

Subsequent to period end, the Company issued a convertible promissory note ("Note") for $50,500 to an unrelated third party. The Note bears interest at the US bank prime rate compounded annually and the principal and accrued interest on the Note are due and payable on February 16, 2008. The holder of the Note will have the right to convert the principal and accrued interest into units of the Company at a conversion rate of $0.25 per unit. Each unit is comprised of one share ("Share") of common stock of the Company and one share purchase warrant ("Warrant"). Each Warrant entitles the holder to purchase one additional Share ("Warrant Share") at a price of $0.25 per Warrant Share, for a period of one year following the conversion date.

TOMI HOLDINGS INC.

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

July 31, 2005

US FUNDS

Suite 400 - 889 West Pender Street
Vancouver, BC Canada V6C 3B2
Tel 604 694-6070
Fax 604 585-8377
info@staleyokada.com
www.staleyokada.com

Report of Independent Registered Public Accounting Firm

To the Stockholders of Tomi Holdings Inc.:

We have audited the accompanying interim balance sheet of Tomi Holdings Inc. (the “Company”) as at July 31, 2005 and the related interim statements of changes in stockholders’ equity, operations and cash flows from incorporation (April 5, 2005) to July 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the interim financial statements referred to above present fairly, in all material respects, the financial position of the Company as at July 31, 2005, and the results of its operations and its cash flows from incorporation (April 5, 2005) to July 31, 2005, in conformity with United States generally accepted accounting principles.

The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations and had suffered a loss from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Staley, Okada & Partners”

Vancouver, B.C., Canada	STALEY, OKADA & PARTNERS
November 4, 2005, except as to Note 8 which is as at November 30, 2005	CHARTERED ACCOUNTANTS

Tomi Holdings Inc.	Statement 1
(A Development Stage Company)
Interim Balance Sheet
As at July 31
US Funds

ASSETS	2005

Current
Cash	$52,431
Prepaids	5,000
Due from Infrablue Ltd. (Note 4)	9,152
$66,583

LIABILITIES
Current
Accounts payable and accrued liabilities	$15,499
15,499

Going Concern (Note 1)

STOCKHOLDERS’ EQUITY

Capital Stock
Common stock
Authorized: 100,000,000 common shares with $0.001 par value
5,000,000 preferred shares with $0.001 par value
Issued and allotted: 5,664,200 common shares - Statement 2 (Note 5)	5,664
Additional paid-in capital - Statement 2 (Note 5)	73,046
Deficit – Accumulated during the development stage	(27,626)
51,084
$66,583

- See Accompanying Notes -

Tomi Holdings Inc.	Statement 2
(A Development Stage Company)
Interim Statement of Changes in Stockholders’ Equity
US Funds

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity
Founder shares issued for cash at $0.001 per share – April 8, 2005	500,000	$500	$-	$-	$500
Shares issued for cash Shares issued for cash at $0.001 per share – May 31, 2005	4,500,000	4,500	40,500	-	45,000
Loss for the period	-	-	-	(27,626)	(27,626)
Balance – July 31, 2005 – Issued	5,000,000	5,000	40,500	(27,626)	17,874
Shares allotted for cash at $0.05 per share	664,200	664	32,546	-	33,210
Balance – July 31, 2005 – Issued and
allotted	5,664,200	$5,664	$73,046	$(27,626)	$51,084

- See Accompanying Notes -

Tomi Holdings Inc.	Statement 3
(A Development Stage Company)
Interim Statement of Operations
US Funds

From
Incorporation
(April 5, 2005) to
July 31, 2005
General and Administrative Expenses
Audit and accounting fees	$21,354
Bank charges and interest	1,272
Legal fees	5,000
Loss for the Period	$(27,626)

Loss per Share - Basic and Diluted	$(0.01)

Weighted Average Shares Outstanding	2,857,324

- See Accompanying Notes -

Tomi Holdings Inc.	Statement 4
(A Development Stage Company)
Interim Statement of Cash Flows
US Funds

From
Incorporation
(April 5, 2005) to
July 31, 2005
Operating
Loss for the period	$(27,626)
Changes in non-cash working capital items:
Prepaids	(5,000)
Accounts payable and accrued liabilities	15,499
(17,127)

Investing
Due from Infrablue Ltd.	(9,152)

Financing
Share issuances	78,710

Net Increase in Cash	52,431
Cash - Beginning of period	-
Cash - End of Period	$52,431

- See Accompanying Notes -

Tomi Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

1.	Organization and Going Concern

Organization

Tomi Holdings Inc. (the "Company" or “Tomi”) was incorporated on April 5, 2005 under the laws of the State of Nevada. Effective August 31, 2005, the Company completed the acquisition of a business engaged in the technology area (Note 3). On October 20, 2005, the Company changed its name to Infrablue (US) Inc.

Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at July 31, 2005, the Company has a loss from operations and a deficit of $27,626 and has incurred an operating cash flow deficit of $17,127 since incorporation. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the following year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

	a)	Fiscal Period

The Company’s fiscal year ends on September 30.

	b)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

	c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

Tomi Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

2.	Significant Accounting Policies - Continued

	d)	Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

	e)	Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

	f)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

	g)	Foreign Currency Translations

The Company’s functional and reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

		i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date;
		ii)	Equity at historical rates; and
		iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders’ equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

	h)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Tomi Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

2.	Significant Accounting Policies - Continued

	i)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, amounts due from Infrablue Ltd. and accounts payable. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

	j)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	k)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (“APB”) No. 25 "Accounting for Stock Issued to Employees." Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123” and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25." This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

	l)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

	m)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at July 31, 2005. The Company has incurred net losses and has no potentially dilutive common shares; therefore, basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

Tomi Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

2.	Significant Accounting Policies - Continued

	n)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

	o)	Recently Adopted Accounting Standards

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period- specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets,” an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005.

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment.” SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.”

Tomi Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

2.	Significant Accounting Policies - Continued

	o)	Recently Adopted Accounting Standards - Continued

SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4.” This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2005. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

3.	Acquisition of Infrablue Ltd.

By letter of intent dated April 18, 2005 and a Share Exchange Agreement ("Agreement") dated May 23, 2005 and as amended on June 30, 2005 and July 31, 2005 with Infrablue Ltd. ("Infrablue"), a United Kingdom corporation, wherein Tomi agreed to issue to the shareholders of Infrablue 12,000,000 Tomi shares in exchange for the 2,075,000 shares that constituted all the issued and outstanding shares of Infrablue. The closing of the Agreement was contingent upon the Company completing at least a $125,000 private placement and the approval of the majority stockholders of Infrablue. This transaction closed August 31, 2005 (Note 8a).

Infrablue, a company incorporated in U.K. on February 18, 2004, holds the license (the “License”) to exploit technology (Note 8d) that provides, through a small hand-held device a simple, fast, flexible and secure tool for the delivery by mobile professionals of high-quality color presentations using the presenters smart phone or Personal Digital Assistant and without the need for a laptop computer.

4.	Due From Infrablue Ltd.

The amount due from Infrablue Ltd. of $9,152 is non-interest bearing, unsecured and due on demand.

Tomi Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

5.	Share Capital

	a)	During the period, 500,000 founder’s shares were issued for total proceeds of $500.

b)

During the period, 4,500,000 common shares were issued and 664,200 common shares were allotted for total cash proceeds of $78,210. The 664,200 allotted common shares were subsequently issued on August 31, 2005.

There were no common stock purchase options or warrants outstanding as at July 31, 2005.

6.	Related Party Balances and Transactions

During the period, the Company issued 500,000 founder shares to a director of the Company for cash proceeds of $500 (Note 5a).

There were no other related party transactions during the period.

7.	Income Taxes

The Company has accumulated net operating losses for U.S. federal income tax purposes of approximately $28,000, which may be carried forward until 2025 and used to reduce taxable income of future years.

Details of future income tax assets:

Future income tax assets:	July 31, 2005
Non-capital tax loss	$9,500
Valuation allowance	(9,500)
$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

Tomi Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

8.	Subsequent Events

a)

On August 31, 2005, Infrablue completed the reverse acquisition (“RTO”) under the Share Exchange Agreement (“Agreement”) with Tomi. Immediately before the date of the RTO, Tomi had 100,000,000 common shares authorized and 5,705,800 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,075,000 issued and outstanding shares of common stock of Infrablue were exchanged for 12,000,000 Tomi shares, on an approximate 5.783 to 1 basis.

Immediately after the RTO, the management of Infrablue took control of the board and officer positions of Tomi, constituting a change of control. Because the former owners of Infrablue gained control of Tomi, the transaction would normally have been considered a purchase by Infrablue. However, since Tomi was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of Infrablue and the issuance of stock by Infrablue (represented by the outstanding shares of Tomi) for the assets and liabilities of Tomi. The value of the net assets of Tomi acquired by Infrablue is the same as their historical book value, being $35,661. At the date of the acquisition, the balance sheet of Tomi was as follows:

Cash and cash equivalents	$126,394
Due from Infrablue Ltd.	9,294
Total Assets	$135,688

Accrued liabilities	$10,027
Promissory notes payable	90,000
Total Liabilities	$100,027

Net Assets	$35,661

b)	On August 31, 2005, the Company issued 41,600 common shares valued at $0.05 per share for total cash proceeds of $2,080.

c)

By agreement dated November 30, 2005, the Company entered into a debt conversion agreement whereby the Company agreed to issue 360,000 common shares valued at $0.25 per share in full settlement of a $90,000 loan advanced to the Company.

d)

By agreement dated November 1, 2005, the Company acquired on November 30, 2005, from its majority stockholder, the Infrablue Technology by issuing 10,000,000 common shares. The Infrablue Technology is comprised of a suite of software programs and a computer peripheral device that enables users to make presentations wirelessly, directly from a personal digital assistant (“PDA”) or mobile smartphone to a projector. The acquisition is a related party transaction; therefore, the intellectual property will be recorded in the Company’s books in the amount equal to the costs of acquiring and developing the Infrablue Technology by the majority stockholder. The value assigned was $2,500,000, which is the value of the consideration paid by the majority stockholder when they acquired it from a third party. This amount will be expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

e)	On November 30, 2005, the Agency Exploitation Agreement dated March 30, 2004, between the Company and third party licensors was cancelled.

INFRABLUE (US) INC.

(Formerly Tomi Holdings Inc.)

(A Development Stage Company)

PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS

September 30, 2005

Unaudited - Prepared by Management

Set forth below is the unaudited pro forma consolidated statement of operations for the year ended September 30, 2005 assuming the transaction occurred at the beginning of the year.

The information presented below is for informational purposes only and is not necessarily indicative of the actual results that would have occurred had the acquisition been consummated as at October 1, 2004, nor are they necessarily indicative of future operating results of the consolidated companies under the ownership and management of the Company.

InfraBlue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Pro Forma Consolidated Statement of Operations
For the Year Ended September 30, 2005
US Funds
Unaudited - Prepared by Management

			Pro Forma	Pro Forma
			Adjustments	Consolidated
	Tomi	InfraBlue	and Eliminating	Infrablue (US)
	Holdings Inc.	Ltd.	Entries	Inc.
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$-	$31,958	$-	$31,958
Cost of Sales	-	23,690	-	23,690
Gross Profit	-	8,268	-	8,268
General and Administrative
Expenses
Salaries and wages	-	75,031	-	75,031
Accounting and auditing	36,119	29,498	-	65,617
Marketing and promotion	-	28,532	-	28,532
Legal	24,751	1,336	-	26,087
Rent	-	11,101	-	11,101
Office and information technology	-	6,895	-	6,895
Sub-contractors	-	5,551	-	5,551
Development	-	3,399	-	3,399
Travel	-	2,238	-	2,238
Depreciation		1,267	-	1,267
	60,870	164,848	-	225,718

Loss from Operations	(60,870)	(156,580)	-	(217,450)
Other Income (Expense)
Interest income (expense)	(1,643)	294	-	(1,349)
Foreign exchange loss	(688)	(438)	-	(1,126)
Loss for the Period	$(63,201)	$(156,724)	$-	$(219,925)

Loss per Share – Basic and Diluted				$(0.02)

Weighted Average Shares
Outstanding				9,715,850

- See Accompanying Notes -

InfraBlue (US) Inc.
(Formerly Tomi Holdings Inc.)
(A Development Stage Company)
Notes to Pro Forma Consolidated Statement of Operations
For the Year Ended September 30, 2005
US Funds
Unaudited - Prepared by Management

1.	Proposed Arrangement and Basis of Presentation

The accompanying pro forma consolidated statement of operations has been compiled for purposes of inclusion in the SB2 filing relating to the acquisition by Infrablue (US) Inc. (formerly Tomi Holdings Inc) (“Tomi”) of all of the shares in the capital of InfraBlue Ltd. ("InfraBlue"), a United Kingdom corporation. As consideration on August 31, 2005, Tomi issued 12,000,000 common shares.

The pro forma consolidated statement of operations should be read in conjunction with the historical financial statements of each entity. The unaudited statement of operations of Tomi for the period from incorporation (April 5, 2005) to September 30, 2005 and the unaudited statement of operations of InfraBlue for the year ended September 30, 2005 were used in the preparation of the pro forma consolidated statement of operations for the year ended September 30, 2005 and the pro forma consolidated loss per share for the year ended September 30, 2005.

Because the former owners of InfraBlue end up with control of Tomi, the transaction would normally be considered a purchase by InfraBlue. However, since Tomi is not carrying on a business, the transaction is not a business combination. Instead, the transaction is accounted for as a recapitalization of InfraBlue and the issuance of stock by InfraBlue (represented by the outstanding shares of Tomi) for the assets and liabilities of Tomi.

2.	Pro Forma Adjustments

The pro forma consolidated statement of operations for the year ended September 30, 2005 has been prepared assuming that the transaction related to the arrangement occurred on October 1, 2004. The management has determined that no pro forma adjustments are required.

3.	Pro Forma Loss Per Share

The pro forma consolidated loss per share is not necessarily indicative of the results of operations that would have been attained had the acquisition taken place as at October 1, 2004 and does not purport to be indicative of the effects that may be expected to occur in the future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, our articles of incorporation and our by-laws.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	Is not liable pursuant to NRS 78.138; or

(b)

Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	Is not liable pursuant to NRS 78.138; or

	(b)	Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Our articles of incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of our company will not be personally liable to our company or our stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a)	acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)	the payment of distributions in violation of NRS 78.300, as amended.

Our articles of incorporation further provide that:

1.

we will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director of our company or is or was serving as a director, officer, employee or agent of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding; and

2.

we will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by our company, in advance of the final disposition of such proceeding; provided that our company has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Our By-laws

Our by-laws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our board of directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the by-laws.

Our by-laws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our by-laws or otherwise.

Our by-laws provide that no advance shall be made by us to an officer of our company, except by reason of the fact that such officer is or was a director of our company in which event this restriction shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of our company.

Opinion of the Securities and Exchange Commission

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by our company in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee:

Securities and Exchange Commission registration fee	$270.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$32,000.00
Transfer agent and registrar fees	$1,000.00
Fees and expenses for qualification under state securities laws	$850.00
Miscellaneous	$880.00
Total	$40,000.00

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 500,000 shares of our common stock at a price of $0.001 per share to Rebecca Poncini, our initial director and officer, on April 8, 2005, for total proceeds of $500 in cash. We completed this offering pursuant to Section 4(2) of the Securities Act. Rebecca Poncini, as our sole officer and director, was in possession of sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Rebecca Poncini. The 500,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

We completed an offering of 4,500,000 shares of our common stock at a price of $0.01 per share to a total of six purchasers on May 31, 2005. The total proceeds from this offering were $45,000 in cash. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 705,800 shares of our common stock at a price of $0.05 per share to a total of 47 purchasers on August 31, 2005. The total proceeds from this offering were $35,290 in cash. The closing of this offering was completed concurrently with our acquisition of InfraBlue UK from the stockholders of InfraBlue UK. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 12,000,000 shares of our common stock to the former stockholders of InfraBlue UK, including PublicLock, Outlander Management and Mitchell Johnson, on August 31, 2005, being the closing date of our acquisition of InfraBlue UK. We completed this offering pursuant to Section 4(2) of the Securities Act. These shares were issued pursuant to the closing of our acquisition of InfraBlue UK and pursuant to the share exchange agreement that we entered with the former stockholders of InfraBlue UK. The proceeds that we received from this issuance of shares were all of the issued and outstanding shares of InfraBlue UK which became our wholly owned subsidiary on completion of the acquisition. Each of the stockholders of InfraBlue UK was in possession of sufficient information about us to make an informed investment decision. Each stockholder further represented their intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the stockholders of InfraBlue UK. The 12,000,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to the stockholders of InfraBlue UK was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. Each stockholder represented to us that the stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person.

We issued a total of 360,000 shares of our common stock at a deemed price of $0.25 per share to two creditors on November 30, 2005, in payment and satisfaction of an aggregate of $90,000 in loans payable. The closing of these transactions were completed concurrently with our acquisition of the InfraBlue Technology from PublicLock. We completed these transactions pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. Each transaction was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each creditor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the debt conversation agreement was executed, the creditor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each creditor represented to us that the creditor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each creditor represented its intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each creditor in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 10,000,000 shares of our common stock to PublicLock on November 30, 2005, being the closing date of our acquisition of the InfraBlue Technology from PublicLock. The proceeds that we received from this issuance of shares were the intellectual property rights underlying the IRMA device and the InfraBlue Technology, including the software that is incorporated into the IRMA devices. We completed this offering pursuant to Section 4(2) of the Securities Act. PublicLock was our largest shareholder at the time of the acquisition and was in possession of sufficient information about us to make an informed investment decision. PublicLock represented its intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to PublicLock. The 10,000,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to PublicLock was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. PublicLock represented to us that it is not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person.

We entered into a convertible loan subscription agreement with an investor pursuant to which the investor advanced $50,000 to us on February 22, 2006. In accordance with our obligations under the subscription agreement, we have issued a convertible promissory note to the investor in the principal amount of the advance, which principal amount is repayable on the two year anniversary of the date of advance and bears interest at an interest rate equal to the prime rate of interest for U.S. banks as published in Money Rates Column of the Money and Investing Section of The Wall Street Journal from time to time. The investor will have the right at any time commencing on the date of the quotation of our common stock on the NASD Over-the-Counter Bulletin Board and ending on the maturity date to convert the outstanding principal and accrued interest on the loan into units at a conversion rate of $0.25 US per unit. Each unit to be issued upon conversion will be comprised of one share of our common stock and one warrant to purchase one additional share of our common stock. Each warrant will be exercisable for a one year period from the date of issuance at a price of $0.50 per share. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. The sale of the convertible loan was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) the investor was outside of the United States at the time the offer to purchase the convertible loan was made; and (ii) at the time the subscription agreement for the convertible loan was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. The investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. The investor represented its intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the convertible promissory note evidencing the loan to be issued to the investor in accordance with Regulation S confirming that the note cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. We have agreed to use our best efforts to prepare and file with the SEC, as early as possible following the quotation of our common stock on the NASD Over-the-Counter Bulletin Board in the United States, and in no event later than one hundred and eighty (180) days following the date of advance of the convertible loan, a registration statement under the Securities Act covering the resale of shares issuable to the investors upon conversion of the convertible notes and the warrant shares issuable upon exercise of the warrants. This registration statement does not qualify either the resale of the shares issuable to the investor upon conversion of the convertible notes or the warrant shares issuable upon exercise of the warrants.

We entered into a convertible loan subscription agreement with an investor pursuant to which the investor advanced $50,500 to us on March 13, 2006. In accordance with our obligations under the subscription agreement, we will have issued a convertible promissory note to the investor in the principal amount of the advance, which principal amount is repayable on the two year anniversary of the date of advance and bears interest at an interest rate equal to the prime rate of interest for U.S. banks as published in Money Rates Column of the Money and Investing Section of The Wall Street Journal from time to time. The investor will have the right at any time commencing on the date of the quotation of our common stock on the NASD Over-the-Counter Bulletin Board and ending on the maturity date to convert the outstanding principal and accrued interest on the loan into units at a conversion rate of $0.25 US per unit. Each unit to be issued upon conversion will be comprised of one share of our common stock and one warrant to purchase one additional share of our common stock. Each warrant will be exercisable for a one year period from the date of issuance at a price of $0.25 per share. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. The sale of the convertible loan was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) the investor was outside of the United States at the time the offer to purchase the convertible loan was made; and (ii) at the time the subscription agreement for the convertible loan was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. The investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. The investor represented its intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the convertible promissory note evidencing the loan to be issued to the investor in accordance with Regulation S confirming that the note cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. We have agreed to use our best efforts to prepare and file with the SEC, as early as possible following the quotation of our common stock on the NASD Over-the-Counter Bulletin Board in the United States, and in no event later than one hundred and eighty (180) days following the date of advance of the convertible loan, a registration statement under the Securities Act covering the resale of shares issuable to the investors upon conversion of the convertible notes and the warrant shares issuable upon exercise of the warrants. This registration statement does not qualify either the resale of the shares issuable to the investor upon conversion of the convertible notes or the warrant shares issuable upon exercise of the warrants.

ITEM 27. EXHIBITS.

Exhibit Number	Description of Exhibit
3.1(1)	Articles of Incorporation
3.2(1)	Certificate of Amendment to Articles of Incorporation
3.3(1)	By-Laws
5.1(2)	Opinion of Lang Michener LLP, with consent to use, regarding the legality of the securities being registered
10.1(1)	Agency Agreement dated March 30, 2004 among HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited, MIR Technologies LLC and InfraBlue Ltd.
10.2(1)	Employment Agreement between InfraBlue Ltd. and Mitchell Johnson dated April 1, 2004
10.3(1)	Letter Agreement dated April 1, 2004 confirming Mitchell Johnson’s appointment as a director of InfraBlue Ltd.
10.4(1)	Letter Agreement dated July 20, 2004 amending the Letter Agreement between InfraBlue Ltd. and Mitchell Johnson dated April 1, 2004
10.5(1)	Loan Agreement dated October 4, 2004 between InfraBlue Ltd. and PublicLock Inc.
10.6(1)	Debenture between InfraBlue Ltd., as issuer, and Publiclock Inc., as holder, dated October 4, 2004
10.7(1)	Debt Settlement Agreement dated April 28, 2005 between InfraBlue Ltd. and PublicLock Inc.
10.8(1)	Share Exchange Agreement dated May 23, 2005, as amended, among Tomi Holdings Inc., InfraBlue Ltd. and the stockholders of InfraBlue Ltd.
10.9(1)	Intellectual Property Purchase Agreement dated November 1, 2005 between InfraBlue (US) Inc. and PublicLock Inc.
10.10(1)	Debt Conversion Agreement dated November 30, 2005 between Tomi Holdings Inc. and Overseas Investments and Finance Limited
10.11(1)	Debt Conversion Agreement dated November 30, 2005 between Tomi Holdings Inc. and Starfield Holdings Group Ltd.
10.12(1)	Termination and Release Agreement dated November 30, 2005 among HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited, MIR Technologies LLC and InfraBlue Ltd.
10.13(2)	Administration Services Agreement dated May 1, 2005 between Infrablue Ltd. and Azuracle Limited
10.14(3)	Form of Regulation S Subscription Agreement for Convertible Notes
23.1(4)	Consent of Independent Registered Public Accounting Firm
23.2(2)	Consent of Counsel (Included in Exhibit 5.1)

(1)	Filed as an exhibit to the Company’s registration statement on Form SB-2 filed with the SEC on December 16, 2005

(2)	Filed as an exhibit to the Amendment No. 1 to Form SB-2 filed with the SEC on February 10, 2006.

(3)	Filed as an exhibit to the Amendment No. 2 to Form SB-2 filed with the SEC on March 21, 2006.

(4)	Filed as an exhibit to this Amendment No. 3 to Form SB-2.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution, provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England on April 19, 2006 .

INFRABLUE (US) INC.

By:	/s/ Mitchell Johnson

Mitchell Johnson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mitchell Johnson	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	April 19, 2006
Mitchell Johnson